                                                                    EXHIBIT 4.40



















                            ASSET PURCHASE AGREEMENT

                                     AMONG

                               TRINTECH GROUP PLC

                         TRINTECH TECHNOLOGIES LIMITED

                                      AND

                                 GLOBESET, INC.

                               November 19, 2000


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                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----

ARTICLE I DEFINITIONS..............................................................  1

     1.1   Definitions.............................................................  1

ARTICLE II PURCHASE AND SALE TRANSACTION...........................................  9

     2.1   Purchase and Sale of Acquired Assets....................................  9
     2.2   Assumption of Liabilities...............................................  9
     2.3   Purchase Price of Intellectual Property................................. 11
     2.4   Purchase Price for Other Acquired Assets................................ 11
     2.5   Determination of Assumed Indebtedness and Excess Amount................. 11
     2.6   Taxes................................................................... 13
     2.7   The Closing............................................................. 14
     2.8   Taking of Necessary Action; Further Action.............................. 15
     2.9   Nonassignability and Consents........................................... 16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................... 17

     3.1   Organization............................................................ 17
     3.2   Intentionally Omitted................................................... 17
     3.3   Subsidiaries............................................................ 17
     3.4   Authority............................................................... 18
     3.5   No Conflict............................................................. 18
     3.6   Consents................................................................ 19
     3.7   Company Financial Statements............................................ 19
     3.8   No Undisclosed Liabilities.............................................. 19
     3.9   No Changes.............................................................. 19
     3.10  Tax Matters............................................................. 21
     3.11  Restrictions on Business Activities..................................... 23
     3.12  Title of Properties; Absence of Liens and Encumbrances; Condition of
           Equipment............................................................... 23
     3.13  Intellectual Property................................................... 24
     3.14  Agreements, Contracts and Commitments................................... 27
     3.15  Interested Party Transactions........................................... 29
     3.16  Governmental Authorization.............................................. 30
     3.17  Litigation.............................................................. 30
     3.18  Accounts Receivable..................................................... 30
     3.19  Inventories............................................................. 31
     3.20  Minute Books............................................................ 31
     3.21  Brokers' and Finders' Fees.............................................. 31
     3.22  Employees; Employee Plans and Compensation.............................. 31
     3.23  Insurance............................................................... 34
     3.24  Intentionally Omitted................................................... 35
     3.25  Compliance with Laws.................................................... 35

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     3.26  Complete Copies of Materials............................................ 35
     3.27  Suppliers............................................................... 35
     3.28  No Insolvency........................................................... 35
     3.29  Representations Complete................................................ 35

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND
     ACQUISITION SUB............................................................... 36

     4.1   Organization............................................................ 36
     4.2   Capital Structure of Parent............................................. 36
     4.3   Authority............................................................... 36
     4.4   No Conflict............................................................. 37
     4.5   Consents................................................................ 37
     4.6   SEC Documents, Parent Financial Statements.............................. 37
     4.7   No Material Adverse Change.............................................. 38
     4.8   Brokers' Fees........................................................... 38

ARTICLE V CONDUCT PRIOR TO THE CLOSING............................................. 38

     5.1   Conduct of Business of the Company...................................... 38
     5.2   No-Shop Fee............................................................. 40
     5.3   No Solicitation......................................................... 41

ARTICLE VI ADDITIONAL AGREEMENTS................................................... 41

     6.1   Access to Information................................................... 41
     6.2   Confidentiality......................................................... 42
     6.3   Public Disclosure....................................................... 42
     6.4   HSR Approval; Approval of Irish Authorities............................. 42
     6.5   Consents................................................................ 42
     6.6   Commercially Reasonable Efforts......................................... 43
     6.7   Notification of Certain Matters......................................... 43
     6.8   Transition Plan......................................................... 43
     6.9   Employee Matters........................................................ 43
     6.10  VISA License............................................................ 46
     6.11  Assignment of American Express License.................................. 46

ARTICLE VII CONDITIONS TO OBLIGATION TO CLOSE...................................... 47

     7.1   Conditions to Obligations of each of the Parties........................ 47
     7.2   Additional Conditions to Obligation of the Parent and
           Acquisition Sub......................................................... 47
     7.3   Additional Conditions to Obligation of the Company...................... 48


                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
     INDEMNITY..................................................................... 48

     8.1   Survival of Representations and Warranties.............................. 48
     8.2   Agreement to Indemnify by the Company................................... 48
     8.3   Agreement to Indemnify by the Parent.................................... 49
     8.4   Escrow Arrangements; Limits of Liability................................ 49
     8.5   Further Limitations..................................................... 50
     8.6   Survival of Indemnity; Indemnification Procedures; Time Limits.......... 50
     8.7   Indemnification Exclusive Remedy........................................ 53
     8.8   Insurance Substitution.................................................. 53

ARTICLE IX NONCOMPETITION AGREEMENT................................................ 54

     9.1    Noncompetition Agreement............................................... 54

ARTICLE X TERMINATION.............................................................. 55

     10.1  Termination of Agreement................................................ 55
     10.2  Effect of Termination................................................... 56

ARTICLE XI MISCELLANEOUS........................................................... 57

     11.1  No Third-Party Beneficiaries............................................ 57
     11.2  Entire Agreement........................................................ 57
     11.3  Succession and Assignment............................................... 57
     11.4  Counterparts............................................................ 57
     11.5  Headings................................................................ 57

                               INDEX OF EXHIBITS
                               -----------------

     Exhibit            Description

     Exhibit A          List of Acquired Assets

     Exhibit B          Excluded Assets

     Exhibit C          Form of Assignment and Assumption

     Exhibit D          Form of Assignment of Patents

     Exhibit E          Form of Assignment of Trademarks

     Exhibit F          Form of Assignment of Copyrights

     Exhibit G          Form of Registration Rights Agreement

     Exhibit H          Form of Escrow Agreement

     Exhibit I          Form of Trust Agreement

     Exhibit J          Form of Legal Opinion of Counsel to the Company

     Exhibit K          Form of Legal Opinion of Counsel to Parent and
                        Acquisition Sub

* Certain exhibits to the Asset Purchase Agreement by and among Trintech Group PLC, Trintech Technologies Limited, and Globeset, Inc., dated November 19, 2000 are not being filed herewith pursuant to Item 601(b)(2) of Regulation S-
  K. We undertake to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                               INDEX OF SCHEDULES
                               ------------------

     Schedule           Description

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of November 19, 2000 by and among TRINTECH GROUP, PLC, a public limited company organized under the laws of the Republic of Ireland ("Parent"),
                                                               ------
TRINTECH TECHNOLOGIES LIMITED, a limited liability company organized under the laws of the Republic of Ireland ("Acquisition Sub"), and GLOBESET, INC., a
                                  ---------------
corporation organized under the laws of the State of Delaware (the "Company").
                                                                    -------
Parent, Acquisition Sub and the Company are referred to collectively herein as the "Parties."
     -------

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Acquisition Sub believe it is in the best interests of each company and their respective stockholders that Acquisition Sub acquire (the "Acquisition") (i) substantially
                                                -----------
all of the assets and properties of the Company used or useful in connection with the business of the Company and J. Driscoll & Associates, Inc. other than those used in the Company's application service provider business and (ii) all of the outstanding capital stock of J. Driscoll & Associates, Inc. in exchange for cash, and, in furtherance thereof, have approved the Acquisition.

     B. The Company, Subsidiary, Parent and Acquisition Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
     1.1  Definitions.

          (a) As used in this Agreement, the following terms shall have the following meanings, respectively:

     "Accounts Receivable" means all trade accounts receivable, all evidences of
      -------------------
indebtedness arising out of sales of Inventory (as defined below) or other property, assets or services of any Person and, to the extent earned by performance which has occurred, all rights to receive payments arising out of sales of Inventory or other property, assets or services of such Person.

     "Accounts Payable" means all trade accounts payable and all evidences of
      ----------------
indebtedness arising out of purchases of Inventory and other property, assets or services by any Person.

     "Acquired Assets" means all right, title and interest in and to all of the
      ---------------
assets, properties and rights under agreements, contracts, licenses, leases or otherwise, of any kind and description, wherever located, whether real, personal or mixed, whether tangible or intangible, belonging to the Company, other than the Excluded Assets (as defined below), which Acquired Assets shall include but not be limited to those assets and properties listed on Exhibit A attached
                                                        ---------
hereto and the following:

                (1) any and all Accounts Receivable of, and other evidences of indebtedness owing to, the Company existing at and as of the Closing Date (as defined below);

                (2)  any and all Cash of the Company;

                (3) any and all indentures, leases, subleases, licenses, permits, authorizations or other contracts, agreements or instruments, whether written or oral, and rights thereunder, to which the Company is a party or by which any of the Acquired Assets are bound including, without limitation the Contracts set forth in Section 3.14(a) of the Disclosure Schedule (other than
                       ---------------
those included within the Excluded Assets);

                (4) any of the following: (i) any and all claims, deposits, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment, and (ii) any and all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from Governmental Entities (as defined below);

                (5) any and all Inventory, wherever located, owned by the Company or subject to open purchase orders consisting of parts or work in progress;

                (6)  any and all supplies owned by the Company;

                (7) any and all tangible personal property and fixed assets, including, without limitation, any equipment, leasehold improvements, computers, furniture, software, machinery, tooling, dies, instruments, motor vehicles, computers, spare parts, replacement parts and trade fixtures, owned or leased by the Company, wherever located (together, "Fixed Acquired Assets");
                                          ---------------------

                (8) any and all businesses and financial records, books, ledgers, files, plans, documents, customer lists, supplier lists, correspondence, lists, plots, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records of the Company and other proprietary or confidential information or data relating to the Business or any other Acquired Assets, whether written or electronically stored or otherwise recorded;

                (9) any and all patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other Intellectual Property including, without limitation, the Company Intellectual Property, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice and that pertain to or are used in the Business or that are relevant to an understanding or to the development of the Business or to the performance by the products of the Business of their intended functions or purposes, whether tangible or intangible, in any stage of development, including, without limitation, enhancements, designs, technology, improvements, inventions, works or authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials or any types whatsoever, and all rights of any kind in or to any of the foregoing including all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

                (10) any and all real property, improvements, fixtures and fittings thereon, easements, rights of way and other appurtenant rights thereto (such as appurtenant rights in and to public streets), if any, used in, intended for use in, or required to be used in connection with, the operation of the Business;

                (11) any and all rights with respect to leasehold interests and subleases and rights thereunder relating to the real and personal property, used in, intended for use in, or required to be used in connection with, the operation of the Business;

                (12) all of the outstanding capital stock of the Subsidiary beneficially held by the Company (the "Subsidiary Shares");
                                       -----------------

                (13) any and all prepaid rentals, deposits and other prepaid expenses of the Company including, without limitation, software licenses, software maintenance fees and property taxes relating to the fixed assets included within the Acquired Assets; and

                (14) any and all other property, tangible or intangible, real, personal or mixed, which have been historically reflected in the books and records of the Company.

     "Additional Consideration" means the amount of additional consideration (if
      ------------------------
any) to be paid by Parent to the Company calculated in accordance with Section
                                                                       -------
2.4(b) which will be satisfied by cash and which will be deemed as an increase
------
in the Purchase Price pursuant to this Agreement.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act.
      ---------

     "August 2000 Investor Notes" means any and all Liabilities of the Company
      --------------------------
and the Subsidiary arising under those certain Notes dated August, 2000, issued by the Company for the benefit of Pyramid Ventures, Inc., American Express Travel Related Services, Inc. and Chase Venture Capital Partners, L.P.

     "Business" shall mean the business of the Company and the Subsidiary other
      --------
than the Company's application service provider business.

     "Cash" means cash and cash equivalents (including marketable securities and
      ----
short term investments) calculated in accordance with GAAP, consistently applied.

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute thereto, and the rules and regulations promulgated thereunder.

     "Collateral Documents" means the Assignment and Assumption Agreement, the
      --------------------
Assignment of Patents, the Assignment of Trademarks, the Assignment of Copyrights, the Registration Rights Agreement, the Escrow Agreement, and the Trust Agreement.

     "Company Intellectual Property" means any Intellectual Property that is
      -----------------------------
owned by or licensed to the Company or the Subsidiary which is used in the operation of the Business, including the design, manufacture, sale and use of the products or performance of the services of the Business as it currently is conducted.

     "Employee" means any current, former, or retired employee, consultant,
      --------
independent contractor, sales representative, officer or director of the Company, the Subsidiary or any ERISA Affiliate.

     "Employee Agreement" means each employment, severance, consulting or
      ------------------
similar agreement or contract, whether written or oral, between the Company, the Subsidiary or any ERISA Affiliate and any Employee.

     "Employee Expense Reimbursements" means expenses for travel, meals, lodging
      -------------------------------
and similar related items incurred by an Employee in the normal and ordinary course of business in connection with the performance of his or her employment functions and timely submitted for reimbursement.

     "Employee Health Insurance Obligations" means any Liabilities on behalf of
      -------------------------------------
Employees under the Employee Plans related to, arising out of, or resulting from the Company's or Subsidiary's health benefits.

     "Employee Plan" means any plan, program, policy, practice, contract,
      -------------
agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and including, without limitation, any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate (as defined before) for the benefit of any Employee (as defined below), and pursuant to which the Company, the Subsidiary or any ERISA Affiliate has any material liability, contingent or otherwise.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any other Person (as defined below) under common
      ---------------
control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated thereunder.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
any successor statute thereto, and the rules and regulations promulgated thereunder.

     "Excluded Assets" means (i) any of the rights of the Company under this
      ---------------
Agreement or the Collateral Agreements (or under any side agreement between the Company on the one hand and Parent and/or Acquisition Sub on the other hand entered into on or after the date of this Agreement), (ii) the assets and properties of the Company which are used in, or resulting from, the Company's application service provider business as set forth on Exhibit B attached hereto,
                                                      ---------
(iii) the portion of reserves and accruals with respect to employee benefit plans reflected on the Company Financials allocable to all Employees not employed by Parent or Acquisition Sub immediately following the Closing Date and
(iv) each of the agreements identified on Exhibit B attached hereto.
                                          ---------

     "GAAP" means generally accepted accounting principles as in effect from
      ----
time to time in the United States of America.

     "Governmental Entity" means any government, or political subdivisions
      -------------------
thereof, court, tribunal, administrative agency or commission or any other federal, state, province, county, local or foreign governmental or regulatory authority, instrumentality, agency or commission.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

     "Indebtedness" shall mean the Company's Liabilities and obligations under
      ------------
the Silicon Valley Bank Debt, the August 2000 Investor Notes, the November 2000 Investor Notes, the Accounts Payable of the Company (other than intercompany Accounts Payable), Employee Heath Insurance Obligations and Employee Expense Reimbursements.

     "International Employee Plan" shall mean each Company Employee Plan that
      ---------------------------
has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate has any liability, contingent or otherwise, for the benefit of Employees who perform services outside the United States.

     "Inventory" means all inventories including all finished goods, work in
      ---------
progress, stock room inventory, packaging and raw materials of whatever nature, wherever located.

     "Intellectual Property" means any or all of the following and all rights
      ---------------------
in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents"); (ii) all inventions (whether patentable or not), invention
  -------
disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Mask Works"); (v) all industrial designs and any registrations and
           ----------
applications throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world; (ix) all World Wide Web addresses, sites and domain names; and (x) any similar, corresponding or equivalent rights to any of the foregoing throughout the world.

     "Knowledge" or words of similar import means, with respect to the Company,
      ---------
the good faith actual knowledge, after due inquiry, of William Archibald, Tony Reed, Robert Anderson, Randy Jesberg and Peter Harrington, and the Company acknowledges that Mr. Archibald has participated in substantially all of the meetings of the Company's Board of Directors within the last six months.

     "Liability" means any liability, indebtedness, obligation, expense, loss,
      ---------
damage, cost, claim, contingent liability, deficiency, guaranty or endorsement or dimunition in value (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether direct or indirect, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Liens" means any mortgage, pledge, lien, security interest, encumbrance,
      -----
charge or defect in title.

     "Management Employees" means William Archibald, Tony Reed, Robert Anderson
      --------------------
and Jack Antonini.

     "Mergers Act" means the Irish Mergers Take-Overs and Monopolies (Control)
      -----------
Act of 1978, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

     "Multiemployer Plan" means any Employee Plan which is a "multiemployer
      ------------------
plan" (within the meaning of Section 3(37) of ERISA).

     "November 2000 Investor Notes" means any and all Liabilities of the Company
      ----------------------------
and the Subsidiary arising under those certain Notes dated on or about November 1, 2000 issued by the Company for the benefit of Pyramid Ventures, Inc., American Express Travel Related Services, Inc., Chase Venture Capital Partners, L.P., Citicorp Strategic Technology Corporation and Compaq Computer Corporation.

     "Ordinary Share" means Parent ordinary shares, par value US$0.0027 per
      --------------
share.

     "Pension Plan" means each Employee Plan which is an "employee pension
      ------------
benefit plan" within the meaning of Section 3(2) of ERISA.

     "Permitted Liens" means (a) Liens arising from, or in connection with, the
      ---------------
Silicon Valley Bank Debt, the August 2000 Investor Notes and the November 2000 Investor Notes, (b) Liens for current Taxes due but not yet payable as of the applicable date for which appropriate accruals in accordance with GAAP have been created, (c) Liens for current Taxes not yet due for which appropriate accruals in accordance with GAAP have been created, (d) with respect to Leased Real Property only, recorded Liens, easements, rights of way, restrictions and other conditions of record affecting the Leased Real Property, (e) Liens arising by operation of law in the ordinary course of business, such as mechanics' liens, materialmen's liens, carriers' liens, warehouseman's liens and similar liens and
(f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

     "Securities Act" means the Securities Act of 1933, as amended, and any
      --------------
successor statute thereto, and the rules and regulations promulgated thereunder.

     "Silicon Valley Bank Debt" means any and all Liabilities of the Company and
      ------------------------
the Subsidiary outstanding under that certain Loan Agreement dated September 22, 2000 between the Company (including that certain Accounts Receivable Purchase Agreement entered into pursuant thereto.)

     "Subsidiary" means J. Driscoll & Associates, Inc., a Texas corporation
      ----------
whose stock is owned solely by the Company.

          (b)  The following terms are defined in the following sections of this
Agreement:

                              Terms                                                       Sections
                              -----                                                       --------
               Accounts Receivable                                                     3.18
               Acquisition                                                             Preamble
               Acquisition Allocation Schedule                                         2.6(b)
               Acquisition Sub                                                         Preamble
               Agreement                                                               Preamble

                              Terms                                                       Sections
                              -----                                                       --------
               Assignment and Assumption Agreement                                     2.7(b)(i)(1)
               Assignment of Copyrights                                                2.7(b)(i)(1)
               Assignment of Patents                                                   2.7(b)(i)(1)
               Assignment of Trademarks                                                2.7(b)(i)(1))
               Assumed Indebtedness                                                    2.5(iii)(d)
               Assumed Liabilities                                                     2.2(a)
               Authorizations                                                          3.16
               Balance Sheet                                                           3.7
               Charters                                                                3.1
               Closing                                                                 2.7(a)
               Closing Balance Sheet                                                   2.5(a)
               Closing Date                                                            2.7(a)
               Closing Indebtedness                                                    2.5(b)(i)
               COBRA                                                                   6.9(e)
               Company                                                                 Preamble
               Company Financials                                                      3.7
               Company Indemnitees                                                     8.3
               Competing Business                                                      9.1(a)(i)
               Conflict                                                                3.5
               Contract                                                                3.14(a)
               Current Assets                                                          2.5(b)(ii)
               Damages                                                                 8.2
               Deliverables                                                            2.7(b)(ii)(7)(c)
               Demanding Party                                                         8.6(e)
               Disclosure Schedule                                                     Article III
               DOL                                                                     3.22(b)
               Election                                                                2.6(b)
               Escrow Agreement                                                        2.7(b)(i)(4)
               Escrow Amount                                                           2.4(a)(ii)
               Excess Amount                                                           2.5(b)(iii)
               Expiration Date                                                         8.1
               Indemnifiable Claim                                                     8.6(a)
               Indemnifying Party                                                      8.6(a)
               Indemnitee                                                              8.6(a)
               Initial Purchase Price                                                  2.4(a)
               Intellectual Property Contracts                                         3.13(b)
               IP Purchase Price                                                       2.3
               IRS                                                                     2.6(a)
               Labor Representatives                                                   3.14 (a)(i)
               Leased Real Property                                                    3.12(a)
               Material Adverse Effect                                                 3.1
               Minister                                                                7.1(b)

                              Terms                                                       Sections
                              -----                                                       --------
               Non-Deliverables                                                        2.7(b)(ii)(7)(c)
               Non-Transferable Assets                                                 2.9(a)
               Offered Employees                                                       6.9(a)
               Officer's Certificate                                                   8.6(a)
               Parent                                                                  Preamble
               Parent Indemnifiable Claim                                              8.2
               Parent Indemnities                                                      8.2
               Parties                                                                 Preamble
               Purchase Price                                                          2.4(b)
               Registered Intellectual Property                                        3.13(a)
               Registration Rights Agreement                                           2.7(b)(i)(3)
               Restricted Area                                                         9.1(a)
               Restricted Parties                                                      9.1(a)
               Restricted Period                                                       9.1(a)
               Restrictive Covenants                                                   9.1(d)
               Retained Liabilities                                                    2.2(b)
               SEC                                                                     4.6
               SEC Documents                                                           4.6
               Tax                                                                     3.10(a)
               Tax Returns                                                             3.10(b)(i)
               Terminated Employees                                                    6.9(d)
               Threshold Amount                                                        8.5(a)
               Transferred Employees                                                   6.9(a)
               Trust Agreement                                                         2.7(b)(i)(5)
               WARN Act                                                                2.2(b)

                                  ARTICLE II

                         PURCHASE AND SALE TRANSACTION
                         -----------------------------

     2.1  Purchase and Sale of Acquired Assets . On and subject to the terms and
          ------------------------------------
conditions of this Agreement, the Acquisition Sub agrees to purchase from the Company, and the Company agrees to sell, transfer, assign, convey and deliver to the Acquisition Sub, at the Closing, all of the Company's rights, title and interest in and to the Acquired Assets, free and clear of any and all Liens other than Permitted Liens.

     2.2  Assumption of Liabilities.
          -------------------------

          (a) On and subject to the terms and conditions of this Agreement, and except as otherwise set forth herein, the Acquisition Sub agrees to assume and become responsible for only the following Liabilities of the Company: (i) Liabilities under all real property leases for the Company facilities located in Austin, Texas and Dallas, Texas identified on Section
                                                                    -------
3.12(a) of the Disclosure Schedule which are used or utilized in connection with
----
the Business only to the extent the rights of such real property leases have been assigned to Acquisition Sub (including all obligations of the Company under any letters of credit issued for the benefit of the Company's landlords with respect to such real property leases and obligations to provide any replacement letters of credit to the extent required by such landlords); (ii) Liabilities under all agreements, contracts or purchase orders with all vendors and suppliers which have been entered into in the ordinary course of business, consistent with past practices, by the Company only to the extent the rights of such agreements, contracts or purchase orders have been assigned to Acquisition Sub and to the extent such Liabilities first arise or accrue on or after the Closing Date; (iii) Liabilities under all third party licenses or other similar agreements related to the Acquired Assets only to the extent the rights under such licenses or similar agreements have been assigned to Acquisition Sub; (iv) Liabilities arising from severance obligations incurred under employment agreements with the Management Employees to the extent that the rights under such agreements have been assigned to Acquisition Sub; (v) Liabilities under all other agreements, contracts or purchase orders only to the extent the rights under such agreements, contracts or purchase orders have been assigned to Acquisition Sub; (vi) Liabilities under Assumed Indebtedness of the Company (as determined in accordance with Section 2.5 hereof); (vii) Liabilities under
                              -----------
Employee Plans relating to vacation pay and similar accruals owed to Transferred Employees; and (viii) Liabilities arising from the operation of the Business following the Closing (together, the "Assumed Liabilities").
                                      -------------------

     (b) Neither Parent nor Acquisition Sub will assume or have any responsibility, however, with respect to any Liability of the Company not included within the definition of Assumed Liabilities, and such Liabilities shall be retained by the Company ("Retained Liabilities"). Without limiting the
                                   --------------------
generality of the foregoing, it is expressly agreed that neither Parent nor Acquisition Sub shall assume, and the definition of Retained Liabilities shall include, any and all: (i) other than as specifically set forth in Section
                                                                  -------
2.2(a)(vii) above and Section 6.9(e) below, Liabilities for employee benefits
----------            -------------
including, without limitation, vacation pay and similar accruals, COBRA benefits, severance and termination and overtime, FLSA or similar statute or rule regarding exempt status pay owed to all Employees who are not employed by Parent or Acquisition Sub immediately following the Closing Date; (ii) other than as specifically set forth in Section 2.2(a)(iv) above, Liabilities arising
                                  -----------------
from severance obligations incurred under agreements with Employees; (iii) Liabilities under any agreements, contracts or commitments of which the Company is a party or by which the Company is bound that are not assigned to Acquisition Sub; (iv) Liabilities for any indebtedness of the Company not included within the Assumed Indebtedness (including, without limitation, any Indebtedness not included within Assumed Indebtedness as a result of the Excess Amount exceeding US$10,260,000); (v) Liabilities for Taxes due and payable by the Company including Taxes with respect to the Business and the ownership of the Acquired Assets or otherwise for periods ending on or prior to the Closing Date; (vi) Liabilities involving any claims, damages or losses arising from any environmental, health or safety laws which involve facts or circumstances relating to the operation of the Business on or prior to the Closing; (vii) Liabilities for any claims or litigation (including, without limitation, those relating to any infringement of Intellectual Property) which are pending or threatened against the Company or any of the Acquired

Assets on or prior to the Closing Date; (viii) Liabilities which may be sustained, suffered or incurred under the Workers Adjustment and Retraining and Notification Act of 1988, as amended (the "WARN Act") in connection with the
                                           --------
operation of the Business or the consummation of the Acquisition; (ix) any Liabilities relating to the Excluded Assets and (x) any fees referenced in
Section 3.21 below.
------------

     2.3  Purchase Price of Intellectual Property . In consideration for the
          ---------------------------------------
purchase of the Intellectual Property of the Company which is included within the Acquired Assets, Acquisition Sub agrees to pay to the Company at the Closing an amount in cash equal to US$5,500,000 ("IP Purchase Price"), payable by wire
                                          -----------------
transfer of immediately available funds to the account(s) designated by the Company for such purpose at least three business days prior to the Closing Date.

     2.4  Purchase Price for Other Acquired Assets . In consideration for the
          ----------------------------------------
purchase of the Acquired Assets (other than the Intellectual Property of the Company) and the assumption of Assumed Liabilities, Acquisition Sub agrees to pay to the Company at the Closing a purchase price payable in the manner set forth in this Section 2.4.
              ------------

          (a) At the Closing, Acquisition Sub agrees to pay to the Company (the "Initial Purchase Price"), with respect to the purchase and sale of the Acquired
 ----------------------
Assets (other than the Intellectual Property) including the Subsidiary Shares the following:

               (i) an amount in cash equal to US$500,000, payable by wire transfer of immediately available funds to the accounts designated by the Company for such purpose at least three business days prior to the Closing Date; and

               (ii) an amount in cash equal to US$10,000,000 payable by wire transfer of immediately available funds to the Company; provided, however, that
                                                        --------  -------
Parent shall cause 60% of the cash paid hereunder to be deposited into an escrow account in accordance with Article VIII (the "Escrow Amount").
                           ------------       -------------

          (b) From time to time, with respect to the purchase and sale of the Fixed Acquired Assets, Parent shall pay to the Company the Additional Consideration equal to 100% of all payments received by the Parent pursuant to
Section 6.11 hereof (the Additional Consideration, together with the IP Purchase
------------
Price and the Initial Purchase Price, being herein referred to as, the "Purchase
                                                                        --------
Price").
-----

     2.5  Determination of Assumed Indebtedness and Excess Amount.
          -------------------------------------------------------

          (a) Prior to two o'clock in the afternoon (Pacific Time) on the day immediately prior to the Closing Date, the Company and the Subsidiary will provide to Parent and Acquisition Sub a consolidated balance sheet of the Company and the Subsidiary reflecting their financial condition as of the Closing Date ("Closing Balance Sheet"), which shall include individual line
               ---------------------
items for Closing Indebtedness, Current Assets and Excess Amount and each of the components comprising each of such amounts.

          (b)  For purposes of this Agreement,

               (i)   "Closing Indebtedness" means the sum of (A) all amounts due
                      --------------------
and owing by the Company under Silicon Valley Bank Debt (but excluding, for purposes of this calculation, any letter of credit obligations related thereto) up to, and including, the Closing Date to the extent set forth on the Closing Balance Sheet, (B) all amounts due and owing by the Company under the August 2000 Investor Notes up to, and including, the Closing Date to the extent set forth on the Closing Balance Sheet, (C) all amounts due and owing by the Company under the November 2000 Investor Notes up to, and including, the Closing Date to the extent set forth on the Closing Balance Sheet, (D) all Accounts Payable of the Company and the Subsidiary (excluding all intercompany Accounts Payable between the Company, the Subsidiary and each of their respective Affiliates) up to, and including, the Closing Date to the extent set forth on the Closing Balance Sheet, (E) all Employee Health Insurance Obligations of the Company and the Subsidiary up to, and including, the Closing Date to the extent set forth on the Closing Balance Sheet up to a maximum amount of $420,000 and (F) all Employee Expense Reimbursements of the Company and the Subsidiary up to, and including, the Closing Date to the extent set forth on the Closing Balance Sheet;

               (ii)  "Current Assets" means the sum of (x) all Accounts
                      --------------
Receivable of the Company and the Subsidiary (excluding all intercompany Accounts Receivable between the Company, the Subsidiary and each of their respective Affiliates) up to, and including, the Closing Date to the extent set forth on the Closing Balance Sheet, (y) all Cash of the Company and the Subsidiary up to, and including, the Closing Date (excluding, any Cash of the Company generated by sales to Visa USA or American Express) and (z) all deposits of the Company up to, and including, the Closing Date to the extent set forth on the Closing Balance Sheet;

               (iii) "Excess Amount" shall be equal to (w) the Closing
                      -------------
Indebtedness minus (z) the Current Assets.

          (c) The Company and the Subsidiary will, and request its auditors to, make available to Parent copies of all customary accounting and other work papers in their respective possession that were prepared in connection with the preparation of the Closing Balance Sheet and the calculations set forth on the Closing Financial Certificate.

          (d) At the Closing, the Indebtedness to be included within the Assumed Liabilities pursuant to Section 2.2(a) hereof (the "Assumed
                                -------------               -------
Indebtedness") shall consist of the Closing Indebtedness; provided, however,
------------                                              --------  -------
that if the Excess Amount exceeds US$10,260,000, the aggregate amount of Assumed Indebtedness to be included within Assumed Liabilities in Section 2.2(a) shall
                                                          -------------
be reduced by such excess, and the Company shall determine, in its reasonable judgment, which components of Assumed Indebtedness shall be so excluded from Assumed Liabilities and included within Retained Liabilities.

     2.6  Taxes.
          -----

          (a)  Allocation; Transfer Taxes; Property Taxes. The Parties agree to
               ------------------------------------------
allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with Section 1060 of the Code. The Parties agree that all future tax returns and reports (including Internal Revenue Service ("IRS")
                                                                         ---
Form 8594) and all future financial statements shall be prepared in a manner consistent with (and the Parties shall not otherwise take a position inconsistent with) the allocation unless otherwise required by the IRS or applicable state taxing authority. The parties shall pay and promptly discharge when due any and all sales Taxes that may become payable by reason of or in connection with the Acquisition; provided, that fifty percent (50%) of such
                                 --------
sales Taxes so paid shall be the obligation of, and paid by, the Company and fifty percent (50%) of such sales Tax shall be the obligation of, and paid by, the Parent. At Closing, each of the Company and Parent shall deposit an amount equal to a reasonable estimate of their respective portion of such sales Taxes as mutually agreed upon by the parties with their respective legal counsels or such other third party or parties as the Company and the Parent shall mutually agree upon to be held in escrow for use in satisfying the respective sales Tax obligations provided for in this sentence.

          (b)  338(h)(10) Election. In connection with the purchase and sale of
               -------------------
Subsidiary Shares (which are included within the Acquired Assets), if and to the extent reasonably requested by Parent: (i) the Company shall join with Acquisition Sub in making a timely election under Section 338(h)(10) of the Code and any corresponding elections under state and local tax laws (collectively, the "Election") with respect to such purchase and sale, (ii) the Company and
     --------
Acquisition Sub shall, as promptly as practicable following the Closing Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with
Section 338 of the Code or any successor provisions (and all corresponding state and local tax laws) and (iii) the Company and Acquisition Sub shall report the purchase and sale of the Subsidiary Shares pursuant to this Agreement consistent with the Election. In connection with the Election, within 90 days after Closing, Acquisition Sub shall provide to the Company a schedule which sets forth the proposed allocation (the "Acquisition Allocation Schedule") of the
                                    -------------------------------
Purchase Price attributable to the purchase and sale of the Subsidiary Shares among the assets of the Subsidiary. Such allocation shall be made in accordance with Section 338(h)(10) of the Code and any applicable Treasury Regulations
     -----------------

          (c) As soon as practicable following the date hereof, Parent and the Company shall use their commercially reasonable efforts to evaluate and develop an alternative transaction structure to effectuate the Acquisition for the purpose of minimizing the respective Parties potential federal, state and foreign tax Liability arising from, or relating to, the Acquisition. If the Parties are able to agree on an alternative transaction structure to this Acquisition, the Parties shall amend this Agreement to reflect such alternative transaction structure.

     2.7  The Closing.
          -----------

          (a)  Closing. The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place at 9:00 a.m. Pacific time on the
                -------
second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date") through the exchange of signature pages of
                ------------
executed agreements by telecopy.

          (b)  Deliveries at the Closing.  At the Closing,
               -------------------------

               (i) the Company will deliver to the Parent and Acquisition Sub the following:

                     (1) All endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as may reasonably be requested to sell, convey, assign, transfer and deliver to the Acquisition Sub good title to all of the Non-Deliverables (as defined below), free and clear of any and all Liens other than Permitted Liens including (i) the Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit C
                                                                   ---------
(the "Assignment and Assumption Agreement"), (ii) the Assignment of Patents,
      -----------------------------------
substantially in the form attached hereto as Exhibit D ("Assignment of
                                             ---------   -------------
Patents"), (iii) the Assignment of Trademarks, substantially in the form set
-------
forth on Exhibit E attached hereto (the "Assignment of Trademarks") and (iv) the
         ---------                       ------------------------
Assignment of Copyrights, substantially in the form set forth on Exhibit F
                                                                 ---------
attached hereto (the "Assignment of Copyrights").
                      ------------------------

                     (2) One or more certificates representing the Subsidiary Shares, together with a stock power endorsed in blank.

                     (3) The Registration Rights Agreement with the Parent, substantially in the form set forth in Exhibit G attached hereto (the
                                       ---------
"Registration Rights Agreement").
 -----------------------------

                     (4) The Escrow Agreement with the Parent and Acquisition Sub, substantially in the form set forth in Exhibit H attached hereto (the
                                            ---------
"Escrow Agreement"), to the extent not substituted by insurance pursuant to
 ----------------
Section 8.8.
-----------

                     (5) The Trust Agreement with the Parent and Acquisition Sub, substantially in the form set forth in Exhibit I attached hereto (the
                                            ---------
"Trust Agreement"), to the extent necessary.
 ---------------

                     (6) An opinion of counsel to the Company, in the form set forth in Exhibit J attached hereto, addressed to the Parent and Acquisition Sub,
         ---------
and dated as of the Closing Date.

                     (7) Such other instruments of sale, transfer, conveyance and assignment as Parent and Acquisition Sub and their counsel may reasonably request.

               (ii) Parent and Acquisition Sub will deliver to the Company the following certificates, instruments, and documents:

                     (1) All endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as may reasonably be requested to sell, convey, assign, transfer and deliver to the Acquisition Sub good title to all of the Non-Deliverables (as defined below), free and clear of any and all Liens other than Permitted Liens including (i) the Assignment and Assumption Agreement, (ii) the Assignment of Patents and (iii) the Assignment of Trademarks.

                     (2)  The Registration Rights Agreement

                     (3) The Escrow Agreement, to the extent not substituted by insurance pursuant to Section 8.8, to the extent necessary.
                      -----------

                     (4)  The Trust Agreement, to the extent necessary

                     (5) A report in the form described in Section 30 of the Companies (Amendment) Act, 1983, to the extent necessary.

                     (6) An opinion of counsel to the Parent and Acquisition Sub, in the form set forth in Exhibit K attached hereto, addressed to the
                              ---------
Company, and dated as of the Closing Date.


                     (7) Such other instruments of assumption as the Company and its counsel may reasonably request.

          (c) The Parties hereto acknowledge that, subject to the payment of the Initial Purchase Price, all of the Company's right, title and interest in and to each Deliverable shall pass to the Acquisition Sub immediately upon delivery of the same without requiring the execution and delivery of any instrument or instruments of assignment. For purposes of this Section 2.6,
                                                              -----------
"Deliverables" shall mean all tangible Acquired Assets where title is capable of
 ------------
passing by delivery and "Non-Deliverables" shall mean all intangible Acquired
                         ----------------
Assets where title is not capable of passing by delivery.

     2.8  Taking of Necessary Action; Further Action . If, at any time after the
          ------------------------------------------
Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Acquisition Sub with full right, title and possession to the Acquired Assets, the officers and directors of the Company are fully authorized in the name the Company or otherwise to take, and will take, all such lawful and necessary and/or desirable action to the extent reasonable.

     2.9  Nonassignability and Consents.
          -----------------------------

          (a) To the extent that any asset which would otherwise be an Acquired Asset, or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, conveyed, assigned, transferred or delivered without the approval, consent or waiver of any Person (including any Governmental Entity) other than the Company or the Subsidiary, or if such sale, conveyance, assignment, transfer or delivery or attempted sale, conveyance, assignment, transfer or delivery would constitute a breach or termination right thereof or a violation of any law, decree, order, regulation or other governmental edict, except as expressly otherwise provided herein, this Agreement shall not constitute a sale, conveyance, assignment, transfer or delivery thereof, or an attempted sale, conveyance, assignment, transfer or delivery thereof. Any such assets shall be a "Non-Transferable Asset."
                                                  ------------------

          (b) The Company shall not be obligated to sell, assign, transfer, convey or deliver, or cause to be sold, assigned, transferred, conveyed or delivered, to Acquisition Sub, and Acquisition Sub shall not be obligated to purchase, any Non-Transferable Asset without first having obtained all such consents, approvals or waivers or removed or eliminated any such potential breach or termination of any contract, agreement or other instrument or potential violation of any law, decree, order, regulation or other governmental edict. To the extent that at the Closing there are any Non-Transferable Assets, from and after the Closing, the Parties will cooperate, at the Company's expense, to effect a mutually agreeable arrangement under which Acquisition Sub would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or sub-leasing such Non-Transferable Asset to Acquisition Sub, and Acquisition Sub, so long as such benefit is so provided, would satisfy or perform any Liability or obligation under or in connection with such Non-Transferable Asset which may arise following the Closing which would not otherwise be a Retained Liability if such Non-Transferable Asset were an Acquired Asset. From and after the Closing Date, the Company will promptly pay to Acquisition Sub when received all monies received by the Company under any Acquired Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

          (c) At any time after Closing, if any Non-Transferable Asset becomes capable of being sold, assigned, transferred, conveyed or delivered to Acquisition Sub, or if the benefit can be provided to Acquisition Sub without the required consent, approval or waiver of any third party, and if such sale, assignment, transfer, conveyance or delivery, or the provision of such benefit would not constitute a breach or termination of any agreement, contract or other instrument or violation of law, decree, order, regulation or other governmental edict, then, at such time, the Company shall sell, assign, transfer, convey and deliver to Acquisition Sub or cause to be sold, assigned, transferred, conveyed and delivered to Acquisition Sub, or provide to Acquisition Sub the benefit of such asset and, if such asset is an agreement, contract, instrument, license or permit, Acquisition Sub shall assume the Liabilities and obligations of the Company thereunder to the extent such Liabilities and obligations arise from the performance of the agreement, contract, instrument, license or permit from and after the effective date of such assignment and to the extent such Liabilities and obligations would not otherwise be Retained Liabilities if such Non-Transferable Asset were an Acquired Asset.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to the Parent and Acquisition Sub as of the date hereof and as of the Closing Date, except as specifically set forth in the disclosure schedule accompanying this Agreement (referring to the appropriate Section numbers) supplied by the Company to Parent (the "Disclosure
                                                                     ----------
Schedule"), and dated as of the date hereof as set forth in this Article III.
--------                                                         -----------
Any disclosure set forth in any particular Section of the Disclosure Schedule shall be deemed disclosed in reference to each other applicable Section solely to the extent such disclosure is apparent on its face to relate to such applicable section. Disclosure of any matter in the Disclosure Schedule shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in the Disclosure Schedule shall not constitute an admission or raise any inference that such matter constitutes a violation of laws or an admission of liability or facts supporting liability.

     3.1  Organization. Each of the Company and the Subsidiary are corporations
          ------------
duly organized, validly existing and, except as set forth in Section 3.1 of the
                                                             -----------
Disclosure Schedule, are in good standing under the laws of the State of Delaware and the State of Texas, respectively. Each of the Company and the Subsidiary have the corporate power and authority to own their properties and to carry on their businesses as now being conducted. Each of the Company and the Subsidiary are duly qualified to do business and, except as set forth in Section
                                                                         -------
3.1 of the Disclosure Schedule, in good standing as foreign corporations under
---
the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the Company, the Subsidiary, the Acquired Assets or the Business in each case, taken as a whole (a "Material Adverse Effect"). Each
                                                -----------------------
of the Company and the Subsidiary have delivered to Parent and its counsel true and correct copies of their respective Certificates of Incorporation or Articles of Incorporation, as the case may be, and Bylaws (together, the "Charters"),
                                                                 --------
which have not been amended since October 19, 2000.

     3.2  Intentionally Omitted.
          ---------------------

     3.3  Subsidiaries.
          ------------

          (a)  Except for the Subsidiary or as otherwise set forth on Section
                                                                      -------
3.3 of the Disclosure Schedule, neither the Company nor the Subsidiary has or
---
has ever had any direct or indirect subsidiaries or affiliated companies and does not otherwise own nor has ever otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Except as set forth in Section 3.3 of the Disclosure Schedule, neither the Company nor the
         -----------
Subsidiary, nor any of their direct or indirect subsidiaries or affiliated companies (if any) has any assets in either the Republic of Ireland or the United Kingdom.

          (b) The authorized capital stock of the Subsidiary consists of 10,000,000 shares of authorized Common Stock, par value $0.01 per share, of which 5,490,000 shares are issued and outstanding and all of which are beneficially owned by the Company. All outstanding shares of the Subsidiaries' capital stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Subsidiary's Articles of Incorporation or Bylaws or any agreement to which the Subsidiary is a part or by which it is bound.

          (c) The Subsidiary does not have a Stock Option Plan. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company or the Subsidiary is a party or by which either the Company or the Subsidiary is bound obligating the Subsidiary to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold or redeemed, any shares of the capital stock of the Subsidiary.

          (d) As a result of the Acquisition, Acquisition Sub will be the record and sole beneficial owner of the Subsidiary Shares, which shall represent all of the outstanding capital stock of the Subsidiary.

     3.4  Authority. The Company has all requisite corporate power and
          ---------
authority to enter into this Agreement and each of the Collateral Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Collateral Documents by the Company, and the consummation of the transactions contemplated hereby and thereby by the Company, have been duly authorized by all necessary action on the part of the Company and its security holders. This Agreement has been, and each of the Collateral Documents will be at Closing, duly executed and delivered by the Company and, assuming the due authorization execution and delivery by the other parties hereto, upon execution, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.5  No Conflict. Except as set forth in Section 3.5 of the Disclosure
          -----------                         -----------
Schedule, the execution and delivery of this Agreement and each of the Collateral Documents by the Company does not, and the consummation of the transactions contemplated hereby and thereby by the Company will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (a) any provision of the Charter of either the Company
               --------
or the Subsidiary, (b) any Contract or any other mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Subsidiary, the Business or any of the Acquired Assets is subject or by which the Subsidiary, the Business or any of the Acquired Assets are bound, (c) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company is subject or by which the Company is bound or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Subsidiary, the Business or the Acquired Assets, assuming compliance with
(x) any applicable requirements under
the HSR Act or Mergers Act, (y) any applicable requirements under applicable federal and state securities laws and (z) such other matters set forth in
Section 3.5 of the Disclosure Schedule.
-----------

     3.6  Consents. No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity or any other Person, including a party to any agreement with the Company or the Subsidiary (so as not to trigger any Conflict), is required by or with respect to the Company or the Subsidiary in connection with the execution and delivery of this Agreement or any of the Collateral Documents or the consummation of the transactions contemplated hereby or thereby by the Company, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings (a) as may be required under the HSR Act or Mergers Act, (b) as may be set forth in Section 3.6 of the Disclosure Schedule or (c)
                                -----------
which, if not obtained or made, would not materially impair the ability of the Company and the Subsidiary to consummate the transactions contemplated by the Agreement and the Collateral Documents.

     3.7  Company Financial Statements. Schedule 3.7 sets forth the Company's
          ----------------------------  ------------
unaudited consolidated balance sheet as of September 30, 2000 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the nine-month period then ended and the Company's unaudited consolidated balance sheet as of October 31, 2000 (the "Balance Sheet") and the
                                                        -------------
related unaudited consolidated statements of operations as of and for the ten-month period ended October 31, 2000 (collectively, the "Company Financials").
                                                        ------------------
The Company Financials (including any supporting schedules thereto) are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly in all material respects the financial condition and operating results of the Company and the Subsidiary as of the dates and during the periods indicated therein, except as otherwise stated therein and subject to normal year-end adjustments, which will not be material in amount or significance. The Closing Balance Sheet shall fairly present in all material respects the financial position of the Company and the Subsidiary (together with their subsidiaries, if any) on the Closing Date in accordance with GAAP applied on a basis consistent with those principles utilized in the preparation of the Company Financials. Each of the calculations on Closing Indebtedness, Current Assets, Excess Amount and each of the components thereof set forth on the Closing Balance Sheet Certificate shall be, as of the Closing Date, true and correct and shall be prepared in accordance with GAAP.

     3.8  No Undisclosed Liabilities. Except as set forth in Section 3.8 of the
          --------------------------                         -----------
Disclosure Schedule, the Company does not have any Liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (which would be required to be disclosed in the Company Financials in accordance with GAAP), other than those which individually or in the aggregate, (i) has been reflected in the Balance Sheet or (ii) has arisen in the ordinary course of the Company's business since October 31, 2000, consistent with past practices.

     3.9  No Changes. Since October 31, 2000, except as set forth in Section
          ----------                                                 -------
3.9 of the Disclosure Schedule, there has not been, occurred or arisen any:
---

          (a) transaction related to or otherwise affecting the Company, the Subsidiary, the Acquired Assets or the Business, except in the ordinary course of business, consistent with past practices;

          (b) amendments or changes to the Charters of either the Company or the Subsidiary;

          (c) capital expenditure or commitment for capital expenditure by the Company or the Subsidiary exceeding $10,000 in the individual case or $50,000 in the aggregate;

          (d) destruction of, damage to or loss of any Acquired Assets or any material assets, business or customer of the Company or the Subsidiary (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or discrimination or other unlawful employment practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the Subsidiary;

          (g) revaluation by the Company or the Subsidiary of any of the Acquired Assets or any of the assets or properties of the Subsidiary, other than depreciation and amortization as required by GAAP and reflected in Company Financials;

          (h) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the capital stock of the Company or the Subsidiary or their profits;

          (i) increase in the salary or other compensation payable or to become payable by the Company or the Subsidiary to any of their respective officers, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or the Subsidiary of a bonus or other additional salary or compensation to any such Person;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company, the Subsidiary or the Business;

          (k) amendment or termination or violation of any distribution agreement or any material contract, agreement, environmental permit, lease or license to which the Company or the Subsidiary is a party by which either Person is bound;

          (l) loan by the Company or the Subsidiary to any Person, incurrence by the Company or the Subsidiary of any indebtedness, guaranty of the Company or the Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or the Subsidiary or guarantee of any debt securities of others;

          (m) waiver or release of any material right or claim of the Company or the Subsidiary;

          (n) commencement, notice or, to the Knowledge of the Company, threat of commencement of any lawsuit or proceeding against or investigation of the Company, the Subsidiary or the Business or their respective affairs;

          (o) notice of any claim of ownership by a third party of any Company Intellectual Property or, to the Knowledge of the Company, infringement by the Company, the Subsidiary or the Business of any third party's intellectual property rights;

          (p) change in pricing or royalties set or charged by the Company or the Subsidiary other than in the ordinary course of business, consistent with past practices;

          (q) any event or condition of any character, that has or could be reasonably expected to have a material adverse effect on the Company, the Subsidiary, the Acquired Assets or the Business; or

          (r) negotiation or agreement by the Company or the Subsidiary or any officer or employees of either the Company or the Subsidiary to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with Parent and Acquisition Sub and their representatives regarding the transactions contemplated by this Agreement or the Collateral Documents and acts otherwise permitted by such clauses (a) through (q)).

     3.10  Tax Matters.
           -----------

          (a)  Definition of Taxes. For the purposes of this Agreement, "Tax"
               -------------------                                       ---
or, collectively, "Taxes," means (i) any and all federal, state, province, local
                   -----
and foreign taxes, assessments and other governmental charges, duties, impositions and Liabilities, wherever imposed, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, goods and services, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any Liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated,
             ---------
consolidated, combined or unitary group for any period; and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) as a
                                                        ---------      --
result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits. Except as set forth in Section 3.10(b) of
               ----------------------                         ---------------
the Disclosure Schedule and to the extent it would adversely affect Parent, Acquisition Sub, the Subsidiary or Parent's, Acquisition Sub's or Subsidiary's use of the Acquired Assets:

               (i) The Company and the Subsidiary have prepared and timely filed required federal, state, province, local and foreign returns, estimates, information statements and reports ("Tax Returns") relating to any and all Taxes
                                     -----------
concerning or attributable to the Company, the Subsidiary, the Business or their operations and such Tax Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

               (ii) The Company and the Subsidiary (A) have paid or accrued all Taxes they are required to pay or accrue and (B) have withheld and timely remitted all income taxes, FICA, FUTA and other Taxes required to be withheld and remitted.

               (iii) Neither the Company nor the Subsidiary have been delinquent in the payof any Tax nor is there any Tax deficiency or reassessment outstanding, assessed or notified in writing or, to the Knowledge of the Company, proposed against the Company or the Subsidiary, nor has the Company or the Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Tax Return of the Company or the Subsidiary is presently in progress, nor has the Company or the Subsidiary been notified in writing of any request for such an audit or other examination.

               (v) Neither the Company nor the Subsidiary have any Liability for unpaid federal, state, province, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such Liability attributable to the Company, the Subsidiary, the Acquired Assets or the Business.

               (vi) The Company and the Subsidiary have provided to Parent or its legal counsel, copies of all foreign, federal, state and province income and sales and use Tax Returns filed for all years as to which any applicable statute of limitations has not expired.

               (vii) There are no Liens of any sort on the Acquired Assets or the assets ofSubsidiary relating to or attributable to Taxes, other than any Lien for current Taxes not yet due and payable.

               (viii)The Company has no knowledge of any basis for the assertion of any claim relaor attributable to Taxes which, if adversely determined, would result in any Lien on any Acquired Assets or the assets of the Subsidiary.

               (ix) As of the Closing, there will not be any Contract, agreement, plan or arrangement covering any Employee or former employee of the Company or the Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

               (x) Neither the Company nor the Subsidiary is a party to a tax sharing or allocation agreement nor does the Company or the Subsidiary owe any amount under any such agreement.

     3.11 Restrictions on Business Activities . Except as set forth in Section
          -----------------------------------                          -------
3.11 of the Disclosure Schedule, there is no agreement (noncompete or
----
otherwise), commitment, judgment, injunction, order or decree to which the Company or the Subsidiary or any of their respective officers is a party or otherwise binding upon the Company or the Subsidiary or any of their respective officers that has the effect of prohibiting or impairing in any material respect the business practices of the Company or the Subsidiary, the acquisition of the Acquired Assets by the Parent or Acquisition Sub, the conduct of the Business by the Parent or Acquisition Sub or the performance of the Company's or the Subsidiary's obligations under this Agreement or the Collateral Documents. Without limiting the foregoing, neither the Company nor the Subsidiary has entered into any agreement under which the Company, the Subsidiary or the Business is restricted from selling, licensing or otherwise distributing any of its products, or providing any services, to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     3.12 Title of Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment.
---------

          (a) Neither the Company nor the Subsidiary own real property, nor have either of them ever owned any real property. Section 3.12(a) of the
                                                  --------------
Disclosure Schedule sets forth a list of all real property currently leased by the Company or the Subsidiary in which the Business is conducted ("Leased Real
                                                                   -----------
Property") and the name of the lessor, the date of the lease and each amendment
--------
thereto. Except as set forth in Section 3.12(a) of the Disclosure Schedule, all
                                --------------
such leases are in full force and effect and, to the Knowledge of the Company, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) on the part of the Company or the Subsidiary. All such leases afford the Company or the Subsidiary peaceful and undisturbed possession of the real property subject to such lease. Except as set forth on Section 3.12(a) of the Disclosure
                                              --------------
Schedule, there are no restrictions, prohibitions or limitations on the ability to assign, transfer, pledge, hypothecate or otherwise convey or dispose of the interest of the Company or the Subsidiary under such leases.

          (b) The Company and the Subsidiary have good and valid title to, or, in the case of leased properties and assets, valid and enforceable leasehold interests in, all of the Acquired Assets and all of the assets and properties of the Subsidiary, free and clear of any Liens other than Permitted Liens, except as reflected in the Company Financials or in Section 3.12(b) of the Disclosure
                                             --------------
Schedule. All of the Acquired Assets and the assets and properties of the Subsidiary are reflected in the Company Financials or were acquired since the date of the Company Financials. All of the properties and assets owned, leased or licensed by the Company or the Subsidiary included within the Acquired Assets are adequate to conduct the Business as now conducted. Upon the consummation of the Acquisition, Acquisition Sub shall have good and valid title to, or in the case of lease properties and assets, valid and enforceable leasehold interests in, all of the Acquired Assets, free and clear of any Liens other than Permitted Liens and other than as reflected in Section 3.12(b) of the Disclosure Schedule.
             ---------------

          (c)  Section 3.12(c) of the Disclosure Schedule sets forth all of the
               ---------------
Fixed Acquired Assets owned by the Company or the Subsidiary included within the Acquired Assets. All such Fixed Acquired Assets and all Leased Fixed Assets are in good operating condition, subject to normal wear and tear and have been reasonably maintained.

          (d)  Section 3.12(d) of the Disclosure Schedule sets forth a list of
               --------------
all the FAcquired Assets currently leased by the Company or the Subsidiary ("Leased Fixed Assets") and the name of the lessor, the date of the lease and
  -------------------
each amendment thereto. The leases and amendments thereto listed on Section
                                                                    -------
3.12(d) of the Disclosure Schedule set forth all of the terms and conditions of
------
each such lease, and there are no other agreements, written or oral, between lessor and lessee with respect thereto. All such leases are in full force and effect and, to the Knowledge of the Company, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) on the part of the Company or the Subsidiary. Except as set forth on Section 3.12(d) of the Disclosure
                                          --------------
Schedule, there are no restrictions, prohibitions or limitations on the ability to assign, transfer, pledge, hypothecate or otherwise convey or dispose of the interest of the Company or the Subsidiary under such leases.

          (e) To the Knowledge of the Company, there are no, and at the time of Closing there will not be, any material physical or mechanical defects on the Leased Real Property. To the Knowledge of the Company, except as disclosed in
Section 3.12(e) of the Disclosure Schedule, the buildings, structures and
--------------
improvements located on the Leased Real Property including, without limitation, the roofs, parking lots, plumbing, heating, air conditioning, water, sewer, gas, electrical and life safety systems are in good condition and repair and are in compliance with applicable laws. All charges due and payable with respect to the Company's public utilities, including water, electric sewage or subsurface disposal systems required in the normal operation of the Business, have been paid in full or are provided for and all such utilities are sufficient for the operation of the Business as currently conducted. There are no pending or, to the Knowledge of the Company, threatened condemnations, eminent domain, expropriation or similar proceedings that would affect all or any portion of the Leased Real Property.

     3.13 Intellectual Property.
          ---------------------

          (a)  Registered Intellectual Property. Section 3.13(a) of the
               --------------------------------  ---------------
Disclosure Schedule (i) sets forth a complete list of all of the following Company Intellectual Property, whether U.S. or foreign: (A) patents, patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (C) registered copyrights and applications for copyright registration; (D) mask work registrations and applications to register mask works; and (E) any other Company Intellectual Property that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority (all of the foregoing, the "Registered Intellectual
 -----------------------

Property") and (ii) specifies, where applicable, the jurisdictions in which
--------
each such Intellectual Property rights have been issued or registered or in which an application for such issuance and registration has been filed including the respective registration or application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 3.13(a) of
                                                            ---------------
the Disclosure Schedule lists any proceedings or actions before any court, tribunal (including the United States Patent Office or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property and shall send written requests signed by an authorized representative of the Company to all present or former company legal counsel worldwide instructing such counsel to deliver all files to Parent relating to Company Intellectual Property and shall otherwise cooperate with Parent as necessary to effectuate the foregoing. The Company and the Subsidiary have complied with all applicable disclosure requirements in all material respects and have not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of either the Company or the Subsidiary. Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. As soon as practicable following the Closing, but in no event later than fifteen (15) days from the date thereof, the Company shall provide Parent a schedule setting forth a list of all actions and payments that must be made in the six month period following the Closing Date in connection with the preservation or maintenance of the Registered Intellectual Property. Except as would not otherwise have a Material Adverse Effect on the Company, the Subsidiary or the Business, the Company and the Subsidiary are not barred from seeking patents on material potentially patentable inventions of the Company or the Subsidiary by "on-sale" or similar bars to patentability or by failure to apply for a patent on such inventions within the time required.

          (b)  Intellectual Property Contracts. The contracts, licenses,
               -------------------------------
sublicenses and agreements listed on Section 3.13(b)(1) of the Disclosure
                                     ------------------
Schedule include all contracts, licenses, sublicenses and agreements to which the Company or the Subsidiary is a party with respect to any of the Company Intellectual Property ("Intellectual Property Contracts"). All of the
                        -------------------------------
Intellectual Property Contracts are in full force and effect. Neither the execution or delivery of the Agreement or any of the Collateral Documents nor the consummation of the transactions contemplated hereby or thereby will violate or result in the breach, modification, cancellation, termination, or suspension of the Intellectual Property Contracts. The Company and the Subsidiary are in compliance in all material respects with, and have not breached any material term of, the Intellectual Property Contracts, and, to the Knowledge of the Company, all other parties to the Intellectual Property Contracts are in compliance in all material respects with, and have not breached any material term of, such contracts, licenses, sublicenses and agreements. Following the Closing Date, Acquisition Sub will be permitted to exercise all of the Company's and the Subsidiary's rights under the Intellectual Property Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or the Subsidiary would otherwise be required to pay. Except as listed on Section 3.13(b)(2) of the Disclosure
                                     ------------------
Schedule, there are no
contracts, licenses, sublicenses and agreements between the Company or the Subsidiary and any other person with respect to the Company Intellectual Property under which there is any dispute known to the Company or the Subsidiary regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company or the Subsidiary thereunder.

          (c)  Ownership of Company Intellectual Property. Except as set forth
               ------------------------------------------
on Section 3.13(c) of the Disclosure Schedule: (i) the Company and the
   ---------------
Subsidiary own and have good and exclusive title to each item of the Company Intellectual Property, including all Registered Intellectual Property, free and clear of any Lien other than any Permitted Lien; (ii) the Company and the Subsidiary own or have the right to use or operate under all the Company Intellectual Property; (iii) the Company Intellectual Property constitutes all of the Intellectual Property necessary to the conduct of the Business as conducted; (iv) the Company and the Subsidiary are the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the Business; and (v) no Person has any rights to use any of the Company Intellectual Property nor have the Company or the Subsidiary granted to any Person or authorized any Person to retain any rights in the Company Intellectual Property. To the extent that any work, invention or material relating to the Acquired Assets or the Business has been developed or created by an employee or a third party for the Company or the Subsidiary, the Company or the Subsidiary has a written agreement with such employee or third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment. As to all notices received by the Company for breach of any escrow agreement to which it or the Subsidiary is a party or by which any of the Acquired Assets are bound, except as set forth in Section
                                                                   -------
3.13(c) of the Disclosure Schedule, the Company has sent a letter, or where
-------
required a notarized statement, to each of the other parties and the applicable escrow agents thereto to assert its position that it is not in default under any of the contracts to which they are a party.

          (d)  Infringement of Company Intellectual Property. Except as listed
               ---------------------------------------------
on Section 3.13(d) of the Disclosure Schedule, to the Knowledge of the Company,
   ---------------
no Person has or is infringing or misappropriating any of the Company Intellectual Property.

          (e)  Infringement of Third Party Intellectual Property. To the
               -------------------------------------------------
knowledge of the Company, the operation of the Business as currently conducted has not and does not infringe or misappropriate the Intellectual Property of any other Person. Except as set forth in Section 3.13(e) of the Disclosure Schedule,
                                     ---------------
no claims with respect to any of the Company Intellectual Property have been asserted or, to the Knowledge of the Company, threatened by any Person.

          (f)  Restrictions of Use of Company Intellectual Property. No Company
               ----------------------------------------------------
Intellectual Property, or product of the Company or the Subsidiary produced using the Company Intellectual Property, is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any material manner the use or licensing thereof by the Company or the

Subsidiary, or which may materially affect the validity, use or enforceability of such Company Intellectual Property.

          (g)  Protection of Intellectual Property. The Company and the
               -----------------------------------
Subsidiary have taken all steps that are reasonably required to protect their rights in the Business's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to either of them related thereto, and, without limiting the foregoing, the Company and the Subsidiary have and enforce a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in their standard forms and all current and former employees and contractors of the Company and the Subsidiary conducting the Business have executed such an agreement.

          (h)  No Obligations Resulting from Transaction. Except as disclosured
               -----------------------------------------
in Section 3.13(h) of the Disclosure Schedule, neither this Agreement nor the
   ---------------
transactions contemplated by this Agreement, including the assignment to Acquisition Sub by operation of law or otherwise of any contracts or agreements to which the Company or the Subsidiary is a party, will result in (i) Parent's or Acquisition Sub's granting to any third party any right to or with respect to any Company Intellectual Property or Company Intellectual Property right owned by, or licensed to, either of them, (ii) Parent or Acquisition Sub being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (iii) Parent's or Acquisition Sub's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Acquisition Sub prior to the Closing. The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of the Company or the Subsidiary in any Company Intellectual Property or result in the breach or termination of any license, contract or agreement to which the Company or the Subsidiary is a party respect any Company Intellectual Property.

     3.14 Agreements, Contracts and Commitments.
          -------------------------------------

          (a)  Except as set forth in Section 3.14(a) of the Disclosure Schedule
                                      ---------------
and the Excluded Assets set forth on Exhibit B, the Company and the Subsidiary
                                     ---------
do not have any continuing obligations under, are not a party to or are not bound by:

               (i) any collective bargaining agreements, or any contract with or commitment to any trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "labor representatives") which relate to
                                 ---------------------
Employees employed in connection with, or providing services to, the Company, the Subsidiary or the Business, and the Company and the Subsidiary have not conducted any negotiations with respect to any such future contracts or commitments;

               (ii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements which relate to Employees employed in connection with, or providing services to, the Company, the Subsidiary or the Business;

               (iii) any employment or consulting agreement, contract or commitment with an emplor individual consultant employed by, or providing services to, the Business or consulting agreement, contract or commitment with a firm or other organization relating to the Company, the Subsidiary or the Business;

               (iv) any agreement or plan, including any share option plan, share appreciation rights plan or share purchase plan which relates to any Employees employed by, or providing services to, the Company, the Subsidiary or the Business;

               (v) any fidelity or surety bond or completion bond relating to, or arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business;

               (vi) any lease of real or personal property relating to, or arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business;

               (vii) any agreement of indemnification or guaranty relating to, or arising in connecwith, the Acquired Assets, the assets or properties of the Subsidiary or the Business;

               (viii)any agreement, contract or commitment containing any covenant limitingfreedom of the Company or the Subsidiary to engage in any line of business or to compete with any Person, relating to, or arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business;

               (ix) with respect to the Company, any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 arising in connection with the Acquired Assets or the Business and, with respect to the Subsidiary, any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 arising in connection with the assets or properties of the Subsidiary;

               (x) any agreement, contract or commitment relating to the disposition of any Acquired Assets or the acquisition of material assets or any interest in any business enterprise outside the ordinary course of business, consistent with past practices relating to, or arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business;

               (xi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business;

               (xii) any purchase order or contract for the purchase of raw materials relatingor arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business;

               (xiii)any distribution, OEM, joint marketing or development agreement relating to, or arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business;

               (xiv) any other agreement, contract or commitment that involves $50,000 or more relato, or arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business; or

               (xv) any agreement, contract or commitment that is not cancelable without material penalty within thirty (30) days relating to, or arising in connection with, the Acquired Assets, the assets or properties of the Subsidiary or the Business.

     Except as noted in Section 3.14(b) of the Disclosure Schedule, and except
                        ---------------
for any breach, violation or default attributable to the Company with respect to the agreements referenced in clause (ii), (iii) or (iv) of Section 3.14(a) which
                                    ----  -----    ----    ---------------
would not result in any Liabilities to the Subsidiary, neither the Company nor the Subsidiary have breached, violated or defaulted under, or received notice that either has breached, violated or defaulted under, any of the material terms or conditions of any agreement, contract or commitment required to be set forth in Section 3.14(a) of the Disclosure Schedule or such other agreements,
   ---------------
contracts or instruments to which the Company or the Subsidiary is a party which relates to the Acquired Assets or the Business (collectively, "Contracts" and
                                                               ---------
each, a "Contract"), nor are either the Company or the Subsidiary aware of any
         --------
event or circumstances that would be reasonably likely to give rise to such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in

Section 3.14(b) of the Disclosure Schedule, is not subject to any default
---------------
thereunder of which the Company is aware by any party obligated to the Company pursuant thereto. Each of the Contracts (i) constitutes a legal, valid and binding obligation of the Company or the Subsidiary in accordance with its terms and (ii) to the Knowledge of the Company, constitutes a legal, valid and binding obligation of the other party thereto, enforceable against such other party thereto in accordance with its terms. Except as set forth in Section 3.6 of the
                                                              -----------
Disclosure Schedule, the Company and the Subsidiary have obtained, all necessary consents, waivers and approvals of parties to any Contract designated in Section
                                                                         -------
3.14(a) of the Disclosure Schedule to be assigned to Acquisition Sub as are
-------
required thereunder to validly effect such assignment.

     3.15 Interested Party Transactions. No officer, director or stockholder of
          -----------------------------
the Company or the Subsidiary (nor any spouse or member of the immediate family of any of such Persons, or any trust, partnership or corporation in which any of such persons has or has had a material interest), has or had, directly or indirectly (a) any legal or beneficial interest in any Person that sells or furnishes to the Company or the Subsidiary any goods or services or (b) any legal or beneficial interest in any Contract; provided, that passive ownership
                                              --------  ----
of no more than five percent (5%) of the outstanding stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this
Section 3.15. Notwithstanding the foregoing, certain stockholders of the Company
------------
or their Affiliates have entered into customer contracts with the Company, in each case through arms length negotiations and at fair market value for the services and products to be provided by the Company.

     3.16 Governmental Authorization. Section 3.16 of the Disclosure Schedule
          --------------------------  ------------
accurately lists each material consent, license, permit, grant or other authorization issued to the Company or the Subsidiary by a Governmental Entity
(a) pursuant to which the Company or the Subsidiary currently operates or holds any interest in any of the Acquired Assets or any of the assets or properties of the Subsidiary or (b) which is required for the operation of the Business or the holding of any interest in the Acquired Assets or any of the assets or properties of the Subsidiary (collectively, "Authorizations"). All
                                             --------------
Authorizations are in full force and effect and constitute all Authorizations required to permit the Company to operate or conduct the Business as currently conducted or to hold any interest in the Acquired Assets or any of the assets or properties of the Subsidiary.

     3.17 Litigation. Except as set forth in Section 3.17 of the Disclosure
          ----------                         ------------
Schedule, there is no action, suit, claim, proceeding or arbitration of any nature pending or, to the Knowledge of the Company, threatened against the Company or the Subsidiary, the Business, any of the Acquired Assets or any of the assets or properties of the Subsidiary or any of the officers, directors or stockholders in respect of the Company or the Subsidiary, the Business or the Acquired Assets or any of the assets or properties of the Subsidiary. There is no investigation pending or, to the Knowledge of the Company, threatened against the Company, the Subsidiary, the Business, the Acquired Assets or any of the assets or properties of the Subsidiary or any of its officers, directors or stockholders in respect of the Company, the Subsidiary, the Business or the Acquired Assets by or before any Governmental Entity. To the Knowledge of the Company, no Governmental Entity has challenged or questioned the legal right of the Company or the Subsidiary to manufacture, offer or sell any of its products in the present manner or style thereof.

     3.18 Accounts Receivable. Set forth in Section 3.18 of the Disclosure
          -------------------               ------------
Schedule is a list of all Accounts Receivable of the Company and the Subsidiary reflected on the Balance Sheet along with a range of days elapsed since invoice as of the date of the Balance Sheet. All accounts incurred by the applicable account debtors in the amounts invoiced by the Company or the Subsidiary and stated on its books and records, subject to collection, (i) have arisen or will arise in bona fide transactions by the Company or the Subsidiary in the ordinary course of business, (ii) represent or will represent upon their creation valid and binding obligations due and owing to the Company or the Subsidiary and (iii) are not subject to any defenses, counterclaims or claims for set off. The Accounts Receivable of the Company and the Subsidiary have historically been collectible on or before the 120th day following their accrual in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms, and the Company (subject to the Company's historical experience for uncollectible accounts) knows of no reason why such Accounts Receivable would not be collectible in the ordinary course of business (other than as a result of the loss of personnel in the Company's collections, customer service and development departments). Notwithstanding anything to the contrary contained in this Agreement, nothing contained herein shall be construed to warrant or guaranty in any sense whatsoever with respect to the collectibility of Accounts Receivable of the Company and the Subsidiary. Except as set forth in Section
                                                                     -------
3.18 of the Disclosure Schedule, no Person has any Lien on any of such Accounts
----
Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable. To the Knowledge of the Company, none of such Accounts Receivable is owed by a person or entity that has sought the protection of any bankruptcy or insolvency law or is the subject of any dispute as to payment.

     3.19 Inventories. All of the Inventory of the Company and the Subsidiary
          -----------
are reflected on the Balance Sheet and the Company's and the Subsidiary's books and records on the date hereof. All such Inventory was purchased, acquired or produced in the ordinary course of business, consistent with past practices, and in a manner consistent with the Company's and the Subsidiary's regular inventory practices and are set forth on the Company's and the Subsidiary's books and records in accordance with GAAP, consistently applied. The presentation of such Inventory on the Balance Sheet were prepared in a manner to sufficient to include such calculations on the audited financial statements of the Company prepared in accordance with GAAP. Such Inventory as presented on the Balance Sheet is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value of the Company, and such value reflects applicable reserves and write-downs for defective or obsolete items to the extent GAAP would so provide. The reserves against such Inventory have been established in accordance with GAAP. Except as set forth in Section 3.19 of the
                                                            ------------
Disclosure Schedule, neither the Company nor the Subsidiary holds any items of Inventory on consignment or have title to any items of Inventory in the possession of others, except items of Inventory in shipment to the Company. All of items of such Inventory are and, from the date hereof until the Closing Date will be, of a quality and quantity that are usable, leaseable or salable in the ordinary course of business, consistent with past practices, at normal market-ups.

     3.20 Minute Books. The minutes of the Company and the Subsidiary provided
          ------------
to counsel for Parent and Acquisition Sub contain an accurate summary of all meetings of directors (or committees thereof) of the Company and the Subsidiary or actions by written consent of such directors and committees since their respective dates of incorporation.

     3.21 Brokers' and Finders' Fees. Except for fees to Deutsche Banc
          --------------------------
Securities, Inc., ARC International and Adams, Harkness & Hill, neither the Company nor the Subsidiary have incurred, nor will they incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.22 Employees; Employee Plans and Compensation.
          ------------------------------------------

          (a)  Schedule. Section 3.22(a) of the Disclosure Schedule contains an
               --------  ---------------
accurate and complete list of each Employee Plan and each Employee Agreement, each of which identifies Company and/or Subsidiary sponsorship, and/or participation thereof to which the Company or the Subsidiary has Liability. Except as set forth in Section 3.22(a) of the Disclosure Schedule, neither the
                       ---------------
Company nor the Subsidiary has any plan or commitment, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent and Acquisition Sub in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor do they have any intention or commitment to do any of the foregoing.

          (b)  Documentation. The Company and the Subsidiary have provided or
               -------------
have made best efforts to obtain and provide or make available to Parent and Acquisition Sub (i) correct and complete copies of all documents embodying or relating to each Employee Plan and each Employee Agreement including all amendments; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description, together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (vi) the most recent IRS determination, opinion, advisory, and/or notification letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan. Each Employee
                      ---
Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code that has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan.

          (c)  Employee Plan Compliance. Except as set forth in Section 3.22(c)
               ------------------------                         ---------------
of the Disclosure Schedule, (i) to the knowledge of the Company, each of the Company and the Subsidiary have performed all material obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations including, without limitation, ERISA and the Code; (ii) no "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Employee Plan; (iii) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without Liability to the Company, the Subsidiary, Parent or Acquisition Sub (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits or material inquiries or proceedings pending or, to the Knowledge of the Company or any ERISA Affiliate, threatened by the IRS or DOL with respect to any Employee Plan; (vi) neither the Company nor the Subsidiary nor any ERISA Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 402(i) of ERISA or Sections 4975, 4976, 4977, 4978 and 4980 of the Code; and (vi) neither the Company nor the Subsidiary nor any ERISA Affiliate is subject to any material penalty or tax with respect to any Employee Plan under Section 402(i) of ERISA or Sections 4979 of the Code.

          (d)  Pension Plans. The Company and the Subsidiary do not now, nor in
               -------------
the last seven (7) years preceding the Closing Date, have they, maintained, established, sponsored, participated in or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (e)  Multiemployer Plans. At no time in the last seven (7) years has
               -------------------
the Company or the Subsidiary contributed to or been requested to contribute to any Multiemployer Plan. Neither the Company, nor the Subsidiary or any ERISA Affiliate has at any time during the last seven (7) years maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

          (f)  Health Care Compliance. Neither the Company nor the Subsidiary
               ----------------------
nor any ERISA Affiliate has within thirty-six (36) months prior to the Closing violated the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended ("COBRA"), or any amendment to COBRA, or any similar provisions of state law applicable to its Employees. In addition, the Company and its Subsidiary have in all instances in the last thirty six (36) months reserved the right to provide an administrative fee of two percent (2%) or fifty percent (50%), as applicable under COBRA.

          (g)  International Employee Plan. Except as otherwise disclosed in
               ---------------------------
Section 3.22(a) of the Disclosure Schedule, neither the Company nor the Subsidiary currently nor ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

          (h)  No Post-Employment Obligations. No Employee Plan provides, or has
               ------------------------------
any Liability to provide, health benefits to any Transferred Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company and the Subsidiary have not represented, promised or contracted (whether in written form, or to the Knowledge of the Company, orally) to any Transferred Employee (either individually or to Employees as a group) that such Transferred Employee(s) would be provided with health benefits upon their retirement or termination of employment, except to the extent required by statute.

          (i)  Effect of Transaction. Except as set forth in the Disclosure
               ---------------------
Schedule, the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by the Company, the Subsidiary or Parent or Acquisition Sub or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(2) of the Code.

          (j)  Employment Matters. Except as set forth on Section 3.22(j) of the
               ------------------                          ---------------
Disclosure Schedule, the Company and the Subsidiary (i) are in compliance in all material respects with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, and in each case, with respect to Employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) are not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the ordinary course of business, consistent with past practices).

          (k)  Labor. No work stoppage or labor strike against the Company or
               -----
the Subsidiary is pending or, to the Knowledge of the Company, threatened. The Company and the Subsidiary are not involved in or threatened with any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints. The Company and the Subsidiary have not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which could, individually or in the aggregate, directly or indirectly result in a Liability to the Company. The Company and the Subsidiary are not presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement, contract with or commitment to any labor representatives (as defined in Section 3.14(a)(i)) with respect to the Business or involving or
               -------------------
relating to any of the current Employees, and the Company and the Subsidiary have not conducted negotiations with respect to any such future contracts or commitments; no labor representatives hold bargaining rights with respect to any Employees; and there are no current or, to the Knowledge of the Company, threatened attempts to organize or establish any trade union or employee association with respect to the Company or the Subsidiary involving or relating to the Business or any of the current Employees. Section 3.22(k) of the
                                                 ---------------
Disclosure Schedule sets forth each current Employee, such Employee's date of hire and such Employee's compensation for the past three fiscal years, to the extent applicable.

     3.23 Insurance. All of the Acquired Assets and all of the assets and
          ---------
properties of the Subsidiary of an insurable nature are insured in amounts and coverage normally insured against by Persons carrying on the same classes of business as the Business, and the Company and the Subsidiary are adequately covered against accident, damage, injury, third party public liability, loss of profits and other risks normally insured against by Persons carrying on the same classes of business as the Business. All such policies are and will at Closing be in full force and effect and nothing has been done or omitted to be done by the Company or the Subsidiary which would make any policy of insurance void or voidable or which is likely to result in a material increase in premium other than a normal annual increase. All of such insurance policies are listed in
Section 3.23 of the Disclosure Schedule. There is no material claim by the
------------
Company or the Subsidiary pending under any of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and the Subsidiary are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.24 Intentionally Omitted.
          ---------------------

     3.25 Compliance with Laws. To the Knowledge of the Company, the Company
          --------------------
and the Subsidiary and their respective officers, directors, and employees have complied in all material respects with, are not in violation in any material respect of, and have not received any notices of violation with respect to, any foreign, federal, state, province or local statute, law or regulation.

     3.26 Complete Copies of Materials. The Company and the Subsidiary have
          ----------------------------
delivered to Parent and Acquisition Sub true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Schedule, or that has been requested in writing by Parent or Acquisition Sub or their counsel.

     3.27 Suppliers. Neither the Company nor the Subsidiary have any material
          ---------
suppliers.

     3.28 No Insolvency. Neither the Company nor the Subsidiary will be
          -------------
rendered insolvent by the sale, transfer and assignment of the Acquired Assets pursuant to the terms of this Agreement.

     3.29 Representations Complete. None of the representations or warranties
          ------------------------
made in this Article III (as modified by the Disclosure Schedule and subject to
             -----------
any and all limitations set forth herein and therein), nor any statement made by or on behalf of the Company or the Subsidiary in any Collateral Document, financial statement, document, schedule or certificate furnished by or on behalf of the Company or the Subsidiary heretofore pursuant to this Agreement contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The Company acknowledges that the results of any due diligence investigation or examination conducted by the Parent or any of its counsel or representatives shall not relieve the Company of its obligations with respect to the representations and warranties made in this Agreement or reduce the rights of the Parent or the Acquisition Sub to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such investigation or examination. Except as expressly set forth in this Article III, the Company
                                                      -----------
makes no express or implied warranty of any kind whatsoever, including with respect to (a) the physical condition or value of any of the Acquired Assets or the Business or (b) the future profitability or future earnings performance of the Business. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

     3.30 Right to Supplement.  On a periodic basis (but no later than three (3)
          -------------------
days prior to the Closing Date), the Company may supplement Section 3.13 of the
                                                            ------------
Disclosure Schedules and deliver it to Parent and Acquisition Sub with respect to any condition, matter or occurrence arising after the date of this Agreement that, if existing or occurring on the date of this Agreement, would have been required to have been set forth in Section 3.13 of the Disclosure Schedule;
                                   ------------
provided, however, that the Company shall not be entitled to amend Section 3.13
--------  -------                                                  ------------
of the Disclosure Schedule as to any condition, matter or occurrence arising prior to the date of this Agreement for any reason. Upon the supplement of

Section 3.13 of the Disclosure Schedules in accordance with this Section 3.30,
------------                                                     ------------
such

Section 3.13 of the Disclosure Schedules shall be deemed to have been amended as
-----------
of the Closing Date with respect to the matters in such supplement for all purposes under this Agreement, including Article VIII below; provided, however,
                                         ------------        --------  -------
that, in no event shall Section 3.13 of the Disclosure Schedules be deemed to
----                    ------------
have been amended with respect to the matters in such supplement for purposes of
Section 7.2(a) below.
--------------

                                  ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB
         ------------------------------------------------------------

     The Parent and Acquisition Sub represent and warrant to the Company as of the date hereof and as of the Closing Date, except as specifically set forth in the disclosure schedule accompanying this Agreement (referring to the appropriate Section numbers) as set forth in this Article IV.

     4.1  Organization.  Parent is a public limited company duly organized and
          ------------
validly existing under the laws of the Republic of Ireland. Acquisition Sub is a limited liability company duly organized and validly existing under the laws of the Republic of Ireland. Each of Parent and Acquisition Sub has the corporate power to own its properties and to carry no its business as now being conducted and is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Acquisition Sub to consummate the transactions contemplated hereby.

     4.2  Capital Structure of Parent.  The authorized share capital of Parent
          ---------------------------
is US$297,000 divided into 100,000,000 Ordinary Shares, par value US$0.0027 per share, of which 27,880,353 Ordinary Shares are issued and outstanding as of July 31, 2000. The authorized capital stock of Acquisition Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding and are held by Parent. All of such shares have been duly authorized and validly issued and are fully paid. Parent has reserved 5,800,000 shares of Ordinary Shares for issuance to employees and consultants pursuant to the Parent's stock option plans and share purchase plans, of which 4,352,699 shares are subject to outstanding, unexercised options. Except for the options described in this Section 4.2(a),
                                                              --------------
there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     4.3  Authority.  Each of Parent and Acquisition Sub has all requisite
          ---------
corporate power and authority to enter into this Agreement and each of the Collateral Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Collateral Documents to which it is a party by Parent and Acquisition Sub and the consummation of the transactions contemplated hereby and thereby by Parent and Acquisition Sub have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub. This Agreement has been, and each of the Collateral Documents to which it is a party will be at the Closing, duly executed and delivered by Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, upon execution, will constitute valid and binding obligations of Parent and Acquisition Sub, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.4  No Conflict.  The execution and delivery of this Agreement and each of
          -----------
the Collateral Documents to which it is a party by Parent and Acquisition Sub does not, and, the consummation of the transactions contemplated hereby and thereby by Parent and Acquisition Sub will not, Conflict with (a) any provision of the Memorandum and Articles of Association of Parent or the Certificate of Incorporation or Bylaws of Acquisition Sub or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or Acquisition Sub is subject or by which either is bound except for such Conflicts as would not have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement and the Collateral Documents, assuming compliance with (x) any applicable requirements under the HSR Act or Mergers Act or (y) any applicable requirements under applicable federal, state or foreign securities laws.

     4.5  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity or any other Person, including a party to any agreement with the Parent or Acquisition Sub (so as not to trigger any Conflict), is required by or with respect to the Parent or Acquisition Sub in connection with the execution and delivery of this Agreement or any of the Collateral Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings (a) as may be required under the HSR Act or Mergers Act, (b) as may be required under applicable federal, state or foreign securities laws or (c) which if not obtained or made, would not materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement and the Collateral Documents.

     4.6  SEC Documents, Parent Financial Statements.  Parent has furnished or
          ------------------------------------------
made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Exchange Act, for all periods subsequent to
                 ---
January 1, 2000, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing
                                 -------------
dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document. The financial statements of Parent, including the notes thereto, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, consistently applied (except as may be indicated in the notes thereto), and present fairly in all material respects the financial position, the results of operation and, where applicable, the cash flows and changes in financial position of Parent as of the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal audit adjustments).

     4.7  No Material Adverse Change.  Since July 31, 2000, Parent has conducted
          --------------------------
its business in the ordinary course and there has not occurred any material adverse change in the financial condition, liabilities, assets or business of Parent.

     4.8  Brokers' Fees.  Neither Parent nor Acquisition Sub have incurred, nor
          -------------
will they incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE V

                         CONDUCT PRIOR TO THE CLOSING
                         ----------------------------

     5.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of (i) the termination of this Agreement and (ii) the Closing, the Company agrees to, and shall cause the Subsidiary to (except to the extent that Parent shall otherwise consent in writing), carry on the Business in the normal and ordinary course (including, solely with respect to the Subsidiary, to pay the debts related thereto including Accounts Payable and similar obligations when due), use all commercially reasonable efforts to preserve intact the Business organization, keep available the services of the present Employees and preserve their relationships with suppliers and others having business dealings with it, all with the goal of preserving unimpaired the goodwill of the Company and the Subsidiary and the Acquired Assets, the assets and properties of the Subsidiary and the Business at the Closing. Except as expressly contemplated by this Agreement or disclosed in Section 5.1 of the Disclosure Schedule, the Company
                          -----------
shall cause the Subsidiary not to, and in the case of subparagraphs (b), (c),
                                                      -----------------  ---
(d), (e), (f), (g), (j), (n), (o), (q), (s), (t) and (u) the Company shall not,
---  ---  ---  ---  ---  ---  ---  ---  ---  ---     ---
without the prior written consent of Parent (which consent shall not be unreasonably withheld):

          (a)  Permit any of the events, facts or circumstances described in
Section 3.9 to occur;
-----------

          (b) Enter into any material commitment or transaction involving, relating to or affecting the Acquired Assets, the assets and properties of the Subsidiary or the Business not in the ordinary course of business;

          (c) Make any capital expenditures or commitments for capital expenditures for the acquisition of Inventory or other assets in excess of $500,000 to the extent that such capital expenditures or commitments for capital expenditures involves, relates to or affects the Acquired Assets or Business;

          (d) Transfer to any Person any rights to the Company Intellectual Property;

          (e) Enter into or amend any agreements pursuant to which any other Person is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company or the Subsidiary produced in connection with the Business;

          (f) Amend or otherwise modify in any material respect (or agree to do so), or violate the material terms of, any of the material agreements, contracts, licenses, permits, leases, Employment Agreements, Intellectual Property Contracts or environmental permits set forth or described in the Disclosure Schedule;

          (g) Settle any litigation involving more than $5,000 or commence any litigation;

          (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or the Subsidiary, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of their capital stock (or options, warrants or other rights exercisable therefor);

          (i) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of the Subsidiary's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating the Subsidiary to issue any such shares or other convertible securities;

          (j) Cause or permit any amendments to the Charters or Bylaws of the Company or the Subsidiary;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Subsidiary or guarantee any debt securities of others;

          (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other Employee, except payments made pursuant to written agreements outstanding on the date hereof;

          (m) Pay, discharge or satisfy any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Subsidiary, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby;

          (n) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof that includes assets that would constitute Acquired Assets or the assets or properties of the Subsidiary, or otherwise acquire or agree to acquire any assets that would constitute Acquired Assets or the assets or properties of the Subsidiary, other than in the ordinary course of business;

          (o) Sell, lease, license, grant any Lien on or otherwise dispose of or encumber any of the Acquired Assets or assets or properties of the Subsidiary, except for intercompany sale of Inventory in the ordinary course of business;

          (p) Adopt any employee benefit or amend any existing Employee Plan except as disclosed in Section 3.22(a) of the Disclosure Schedule, or enter into
                       ---------------
any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any Employee, or increase the salaries or wage rates of the Employees;

          (q) Revalue any of the Acquired Assets or assets or properties of the Subsidiary, except as expressly required by the Agreement;

          (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s) Enter into any strategic alliance, development or joint marketing agreement involving, relating to or affecting the Acquired Assets, the assets or properties of the Subsidiary or the Business;

          (t) Fail to comply in all material respects with any laws, rules or regulations applicable to the Acquired Assets, the assets or properties of the Subsidiary or the Business; or

          (u) With respect to the Subsidiary, take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (t)
                                                   ---------------         ---
above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder or under the Collateral Documents and, with respect to the Company, take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(b), (c), (d),
                                                   ---------------- ---  ---
(e), (f), (j), (n), (o), (q) or (s) above, or any other action that would
---  ---  ---  ---  ---  ---    ---
prevent the Company from performing or cause the Company not to perform its covenants hereunder or under the Collateral Documents.

     5.2  No-Shop Fee.  The parties hereto acknowledge that, as a condition to
          -----------
the execution of that certain Letter of Intent ("Letter of Intent") dated
                                                 ----------------
November 6, 2000 by and between Parent and
the Company and to the execution of this Agreement, Parent has made payments to the Company in an aggregate amount equal to $1,000,000 ("No-Shop Fee"), $650,000
                                                         -----------
of which has been paid previously and $350,000 of which is being paid concurrently with the execution by the Company of this Agreement. Notwithstanding anything contained herein to the contrary, the Parties acknowledge and agree that the Company shall have no obligation to refund all or any part of the No Shop Fee unless it shall be determined to have been in material breach of any binding obligation it has under the Letter of Intent including an obligation to negotiate in good faith this Agreement. The Company agrees that (i) it shall use such No-Shop Fee to either pay operating expenses of the Company as they arise in the ordinary course of business or to pay, discharge or satisfy any claim, Liability or obligation of the Company or the Subsidiary (including, without limitation, any Assumed Indebtedness or other indebtedness) and (ii) it shall not make any dividend or other distribution of any or all of such No-Shop Fee to its stockholders.

     5.3  No Solicitation.  Until the earlier of (i) the Closing and (ii) the
          ---------------
date of termination of this Agreement pursuant to the provisions of Section 9.1
                                                                    -----------
hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent, Acquisition Sub and their designees: (a) solicit, encourage, conduct discussions with or engage in negotiations with any Person, other than Parent or Acquisition Sub, relating to the possible acquisition of all or any part of the Acquired Assets or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the capital stock or assets of the Company or the Subsidiary (other than any of the Excluded Assets and sale of the Inventory in the ordinary course); (b) provide information with respect to it to any Person, other than Parent or Acquisition Sub, relating to possible acquisition of the Acquired Assets or the Business or any material portion of their capital stock or assets of the Company or the Subsidiary (other than any of the Excluded Assets and sale of the Inventory in the ordinary course); (c) enter into an agreement with any Person, other than Parent and Acquisition Sub, providing for the possible sale of all or any part of the Acquired Assets or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the capital stock or assets of the Company or the Subsidiary (other than any of the Excluded Assets and sale of the Inventory in the ordinary course); or (d) make or authorize any statement, recommendation or solicitation in support of any possible sale of all or any part of the Acquired Assets or the Business or any material portion of the capital stock or assets of the Company or the Subsidiary (other than any of the Excluded Assets and sale of Inventory, in the ordinary course)(whether by way of merger, purchase of capital stock, purchase of assets or otherwise) to any Person, other than by Parent or Acquisition Sub.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     6.1  Access to Information.  Subject to any applicable contractual
          ---------------------
confidentiality obligations (which the Company shall use all commercially reasonable efforts to cause to be waived), the Company and the Subsidiary shall afford the Parent, Acquisition Sub and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of its properties, employees, books, contracts, agreements and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the Parent may reasonably request for the purpose of conducting a due diligence review of the Business and the Acquired Assets. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any
                 -----------
representation or warranty contained herein.

     6.2  Confidentiality.  Each of the parties hereto hereby agrees to and
          ---------------
reaffirms the terms and provisions of the Confidentiality and Nondisclosure Agreement between Parent and the Company dated as of September 11, 2000, except for the disclosures by the Company, the Subsidiary and their respective accountants, counsel and agents reasonably necessary, in their good faith discretion, for the sole purpose of consummating the transactions contemplated in this Agreement.

     6.3  Public Disclosure.  Unless otherwise required by law (including,
          -----------------
without limitation, securities laws) or by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any Party hereto unless approved by Parent and the Company prior to release; provided that such approval shall not be unreasonably withheld.

     6.4  HSR Approval; Approval of Irish Authorities.  The Parties hereto shall
          -------------------------------------------
as promptly as reasonably possible, but in no event later than November 27, 2000, file with the United States Federal Trade Commission and the United States Department of Justice and the Irish Department of Trade Enterprise Employment the pre-merger notifications and reports required to be filed pursuant to the HSR Act and the Mergers Act, as the case may be. The Parties hereto shall provide any supplemental information that may be requested in connection therewith and shall request early termination of the waiting period. All such notifications, reports and supplemental information, if any, at the time so filed or provided, shall comply, in all material respects, with the requirements of the HSR Act and the Mergers Act, as the case may be. Each Party shall provide such assistance to the other as it may reasonably request to assist the other in making such filings. The Company, on the one hand, and Parent and Acquisition Sub, on the other, shall each bear fifty percent (50%) of the filing fees required by the HSR Act. Parent and Acquisition Sub shall bear one hundred percent (100%) of the filing fees required by the Mergers Act.

     6.5  Consents.  The Company shall use its all commercially reasonable
          --------
efforts to obtain the consents, waivers and approvals under any of the agreements, leases, licenses, permits, Contracts or other instruments as may be required in connection with the Acquisition so as to assign to Acquisition Sub all rights of the Company to the Acquired Assets and the Business including, without limitation, (i) the consent of Silicon Valley Bank to the consummation of the transaction and the assumption by Acquisition Sub of the obligations under Silicon Valley Bank Debt and (ii) the consent of each landlord of the Leased Real Property to the consummation of the transaction and the assumption by the Acquisition Sub of the obligations under such leases. The Company agrees to pay all fees and costs necessary to obtain the foregoing consents, waivers and approvals.

     6.6  Commercially Reasonable Efforts.  Subject to the terms and conditions
          -------------------------------
provided in this Agreement, each of the Parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the Parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to
                                -------- ----
agree to any divestiture by Parent or any of Parent's subsidiaries or Affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or Affiliates including, without limitation, the Business or any of the Acquired Assets, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock.

     6.7  Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty of the Company and Parent or Acquisition Sub, respectively, contained in this Agreement to be materially untrue or inaccurate at or prior to the Closing except as contemplated by this Agreement (including the Disclosure Schedule) and (ii) any failure of the Company or Parent or Acquisition Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 6.7 shall not limit or otherwise affect
                               -----------
any remedies available to the party receiving such notice.

     6.8  Transition Plan.  As soon as practicable following the Closing, but in
          ---------------
no event later than November 30, 2000, Parent, Acquisition Sub and the Company will complete a transition plan for all aspects of the Business that will address the operation of the Business for the one year period following the Closing.

     6.9  Employee Matters.
          ----------------

          (a) It is the intention of Acquisition Sub to make offers of employment to those Employees of the Company and the Subsidiary as Parent deems necessary, in its sole discretion, to operate the Business after the Closing. As soon as practicable after the date hereof, the Parent and Acquisition Sub shall interview and select Employees they desire to hire following the Closing, and the Company and the Subsidiary shall use their best efforts to accommodate Parent and Acquisition Sub through such process; provided, that neither Parent
                                                 --------  ----
nor Acquisition Sub shall be obligated to employ, and shall have no Liability with respect to the continued employment of, any Employees of the Company or the Subsidiary. As soon as practicable following the date hereof, the Parent and

Acquisition Sub shall provide to the Company a list setting forth the names of the Employees of the Company and the Subsidiary that they desire to offer employment ("Offered Employees") and shall provide written offers of employment
             -----------------
to such Offered Employees. Such employment shall be conditioned upon (i) the closing of the Acquisition, (ii) the termination by such Offered Employees of any Employment Agreements or stock option, severance or similar agreements to which such Offered Employees are a party and (iii) with respect to certain of the Offered Employees, the execution and delivery by such Offered Employees of a non-competition agreement and an employment agreement. The Company shall use its best efforts to encourage the Offered Employees to accept employment with Parent or Acquisition Sub and to execute the proposed employment agreements and noncompetition agreements requested by Parent. The Company hereby waives, releases and discharges all Offered Employees who shall accept employment from Parent or Acquisition Sub ("Transferred Employees") from any and all
                            ---------------------
noncompetition, confidentiality or employment restrictions, obligations or agreements entered into by such Transferred Employees with the Company or the Subsidiary to the extent that such Transferred Employees are performing services related to the Business for Parent, Acquisition Sub or any of their Affiliates.

          (b)  Employee Plans.  Parent and Acquisition Sub shall use all
               --------------
commercially reasonable efforts to (i) make available to all Transferred Employees employee benefits substantially similar in the aggregate as those provided as of the date hereof by the Company or the Subsidiary, (ii) waive any pre-existing condition requirements, waiting period requirements or other similar provisions under such Person's Employee Plans to the extent restricted by the insurance carrier and such carrier will waive such requirements upon request by Parent, (iii) credit previous service by the Transferred Employees with the Company or the Subsidiary under such Person's employee benefit plans for purposes of eligibility to participate, early commencement of benefits, vesting (including eligibility for any amount of severance and vacation benefits) and calculating pension benefit accruals, and (iv) apply toward any deductible requirement or "out-of-pocket" maximum limit under any such Person's employee benefit plans any amounts paid (or accrued) by each Transferred Employee under any Company or Subsidiary Employee Plan.

          (c)  401(k) Plan.  The Company, the Subsidiary and their ERISA
               -----------
Affiliates, as applicable, shall each terminate, effective as of the day immediately preceding the Effective Time: (i) any and all Employee Plans solely sponsored by Subsidiary and (ii) the Subsidiary's participation in any Employee Plans and (iii) any and all 401(k) plans. Parent shall receive from Company evidence that the 401(k) Plan and the Subsidiary's participation in such plan(s) and/or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date. The Company shall submit or have submitted on its behalf to the Internal Revenue Service an application for determination upon termination of the tax-qualified status of its 401(k) plan that it believes is accurate. Such application shall be: (i) submitted as soon as administratively possible following Closing, and (ii) paid for (including all related legal, administrative and other costs and expenses unless specifically set forth otherwise in this subsection) solely by the Company. The Company shall periodically notify Parent of the status of such submission and shall provide Parent with a copy of the determination letter, if and when received. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated 401(k)plan or upon the Company, the Subsidiary or plan sponsor, then the Parent shall reimburse Company for any and all charges and fees that it has paid or incurred attributable to accounts of Transferred Employees who remain employed with Parent ninety (90) days after Closing.

     (d)  WARN Act.  Upon determination of all the Offered Employees, the
          --------
Company shall send out as may be required by law a notification pursuant to the WARN Act, to all Employees who are not Offered Employees ("Terminated
                                                           ----------
Employees") to commence the sixty (60) day notification period ("Notification
---------
Period") required under the WARN Act. All Liabilities relating to, arising out of or resulting from the employment, termination or employee benefits of any former Employees previously terminated by the Company or the Subsidiary or any Terminated Employees including, without limitation, all termination pay, severance pay or other amounts in connection with the WARN Act shall be the responsibility of the Company. Any Liability arising under this subsection shall not be subject to any materiality threshold or deductibles contained elsewhere in this Agreement.]

     (e)  COBRA.  The Parent shall be solely responsible for providing
          -----
continuation health coverage, as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to all Offered and Terminated Employees and their eligible dependents who have experienced a qualifying event before or on the Closing Date and (i) who elect continuation coverage within the time period prescribed by COBRA and (ii) who are otherwise qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code) and the Company shall indemnify Parent and Acquisition Sub for any and all loss, cost or expense relating to any and all outstanding obligations, Liabilities and claims arising under COBRA which are in excess of the COBRA premiums collected from all Offered and Terminated Employees and which relate to the Company's and Subsidiary's failure to comply with Section 3.22(f) and this Section before the Closing Date. Provided, however, the Parent shall only be responsible for providing such coverage if the Company authorizes and directs the Company's COBRA administrator to provide all enrollment forms, correspondence and continuation coverage data that is necessary or appropriate to enable Parent to offer and/or provide such coverage and by this Agreement the Company so directs and takes all other action that is commercially reasonable to enable Parent to perform its obligations hereunder. Furthermore, the Company shall be responsible for any administrative fees that (i) are agreed to by the Company prior to the Closing Date which exceed three (3%) percent of the premium amount charged to qualified beneficiaries as determined based on premiums established at Closing subject to reasonable cost of living adjustments and (ii) any amounts that cannot be collected from qualified beneficiaries under COBRA pursuant to Code Section 4980B(f)(2)(C) as a result of Company's failure (or the failure of its agents) to reserve the right to charge such fees. Any Liability arising under this subsection shall not be subject to any materiality threshold or deductibles contained elsewhere in this Agreement.

     (f)  Third Party Beneficiary Rights. Notwithstanding anything contained
          ------------------------------
herein to the contrary, no provision in this Section 6.9 shall create any third
                                             -----------
party beneficiary or other rights to any Employee (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) with the Company, Parent, Acquisition Sub or any of their Affiliates, and no provision in this Section 6.9 shall create any rights in any such Person in
                  -----------
respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or arrangement established by Parent, Acquisition Sub or their Affiliates. No provision of this Agreement shall constitute a limitation on the rights of Parent, Acquisition Sub or their Affiliates to amend, modify or terminate after the Closing Date any such plans or arrangements.

     6.10  VISA License.  Prior to closing, the Company shall enter into a
           ------------
license agreement with VISA USA, an executed copy of which shall be provided to Parent prior to Closing.

     6.11  Assignment of American Express License.  To the extent that the
           --------------------------------------
Company enters into a licensing arrangement with American Express after the date hereof, the Company shall assign, transfer and convey to Parent all of the Company's rights, title and interest in and to such licensing arrangement other than as set forth in Exhibit B; provided, that nothing contained in this Section
                     ---------  --------                                 -------
6.11 hereof shall be construed as an assumption by Parent of, or otherwise
----
require Parent to assume, any obligations or Liabilities under such licensing arrangement. Parent shall pay to the Company any amounts received from American Express under such licensing arrangements and, if the transactions contemplated herein are consummated, such amounts shall be deemed Additional Consideration payable under Section 2.4 hereof. Such payments shall be made in cash by wire
              -----------
transfer of immediately available funds to the amount(s) designated by the Company for such purpose as soon as practicable upon receipt of such amounts from American Express, but in no event later than two (2) business days thereafter.

     6.12  Taxes.  As soon as practicable following the date hereof, but in no
           -----
event later than November 20, 2000, the Company shall file all Tax Returns of the Company and the Subsidiary required to be filed in the State of Texas and shall pay all Taxes due and owing as stated therein and, upon the payment of all such Taxes, the Company and the Subsidiary shall be in good standing in the State of Texas.

     6.13  Nonsolicitation of Funds Xpress and Telstra.  Except as otherwise
           -------------------------------------------
requested by Parent, during the period between the date hereof and the Closing Date, the Company shall not solicit, encourage, conduct discussions with or engage in any negotiations with respect to any licensing or similar arrangement with Funds Xpress or Telstra.

     6.14  Notices under Escrow Agreement.  In the event that the Company
           ------------------------------
receives a letter from any customer or escrow agent which asserts a breach of, or a default under, an escrow agreement to which the Company and the customer is a party, the Company shall in a timely manner send a letter, or where required a notarized statement, to each of the other parties and the applicable escrow agents thereto to assert its position that it is not in default under any of such contracts.

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATION TO CLOSE
                       ---------------------------------


7.1  Conditions to Obligations of each of the Parties. The respective
     ------------------------------------------------
obligations of each Party to this Agreement to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a)  HSR Approval.  The waiting period applicable to the consummation of
          ------------
the Acquisition under the HSR Act shall have been terminated or shall have expired without the threat of litigation by a Governmental Entity.

     (b)  Mergers Act Approval.  Either (i) the Minister for Enterprise, Trade
          --------------------
and Employment (the "Minister") shall state in writing that she does not intend
                     --------
to make an order under Section 9 of the Mergers Act in relation to the proposed purchase of the Acquired Assets; (ii) if she makes an order subject to conditions, the Parent shall accept the conditions to the proposed purchase of the Acquired Assets set forth in the order; or (iii) if no such order is made and the Minister does not state in writing that she does not intend to make such an order, the relevant period within the meaning of Section 6 of the Mergers Act shall have elapsed.

     (c)  No Injunctions or Restrains on the Conduct of the Business. No
          ----------------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Acquisition shall be in effect nor shall any proceeding brought by a Governmental Entity, seeking the foregoing be pending.

7.2  Additional Conditions to Obligation of the Parent and Acquisition Sub. The
     ---------------------------------------------------------------------
obligation of Parent and Acquisition Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which may be waived in writing exclusively by Parent and Acquisition Sub:

     (a)  Representations and Warranties; Covenants. The representations and
          -----------------------------------------
warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition,
(i) the representations and warranties of the Company contained in Sections 3.1,
                                                                   -------- ---
3.3(d), 3.4, 3.5, 3.12(b) and 3.13 of this Agreement relating solely to the
------  ---  ---  -------     ----
Company shall be true and correct in all material respects on and as of the Closing Date and (ii) the representations and warranties of the Company contained in this Agreement relating solely to the Subsidiary shall be true and correct in all material respects on and as of the Closing Date, in the case of either (i) or (ii), except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date, except in such cases where the failure to be so true and correct would not have a material adverse effect on the Company, the Subsidiary, the Business or the Acquired Assets. Parent and Acquisition Sub shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and Chief Financial Officer of the Company.

     (b)  Agreements and Covenants. The Company shall have performed and
          ------------------------
complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 10.1(c) below) in all material respects
                               ---------------
with all agreements and covenants required by Section 5.1 of this Agreement to
                                              -----------
be performed and complied with by it on or prior to the Closing Date, and Parent and Acquisition Sub shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and Chief Financial Officer of the Company.

7.3  Additional Conditions to Obligation of the Company. The obligation of
     --------------------------------------------------
the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which may be waived in writing exclusively by the Company:

     (a)  Representations and Warranties; Covenants. The representations and
          -----------------------------------------
warranties of the Parent and Acquisition Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of the Parent and Acquisition Sub contained in Sections 4.1, 4.3 and 4.4 of this Agreement shall
                             ------------  ---     ---
be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date, except in such cases where the failure to be so true and correct would not have a material adverse effect on the Parent or Acquisition Sub. The Company shall have received a certificate with respect to the foregoing signed on behalf of each of the Parent and Acquisition Sub by the respective Presidents and Chief Financial Officers of Parent and Acquisition Sub.

                                 ARTICLE VIII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNITY
         -------------------------------------------------------------

8.1  Survival of Representations and Warranties. Except as expressly otherwise
     ------------------------------------------
provided in this Agreement, all of the representations, warranties and covenants in this Agreement, the Collateral Documents or in any certificate, schedule, statement, document or instrument furnished pursuant to this Agreement or the Collateral Documents or in connection with the negotiation, execution or performance of this Agreement or the Collateral Documents shall survive the Acquisition and continue for a period ending on the twelve (12) month anniversary of the Closing (the "Expiration Date").
                                 ---------------

8.2  Agreement to Indemnify by the Company. The Company agrees to indemnify and
     -------------------------------------
hold Parent, Acquisition Sub and each of their respective Affiliates, officers, directors, employees and shareholders (collectively, the "Parent Indemnitees")
                                                          ------------------
harmless against any and all losses, claims,
damages, costs, expenses or other liabilities (including reasonable attorneys' fees and reasonable expenses and expenses of investigation and defense, but specifically excluding consequential damages) (collectively, "Damages")
                                                              -------
resulting from (i) any misrepresentation, breach or inaccuracy in or omission from any representation or warranty of the Company under this Agreement or any certificate, schedule, statement, document or instrument furnished to the Parent pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, (ii) any breach or nonfulfillment of any agreement or covenant on the part of the Company or the Subsidiary under this Agreement to be performed prior to, on or following the Closing Date, (iii) any Liabilities related to WARN including any such Liabilities which result in any Liabilities under COBRA, (iv) any Liabilities related to COBRA, (v) any and all liabilities and obligations of the Company and the Subsidiary of any nature whatsoever resulting from the businesses, activities and operations of the Business or the Acquired Assets prior to the Closing Date (including, but not limited to, the Retained Liabilities), except for the Assumed Liabilities (each, a "Parent
                                                                    ------
Indemnifiable Claim").
-------------------

8.3  Agreement to Indemnify by the Parent. The Parent agrees to indemnify and
     ------------------------------------
hold the Company and its Affiliates, officers, directors, employees and shareholders (collectively, the "Company Indemnitees") harmless against any and
                                 -------------------
all Damages resulting from (i) any misrepresentation, breach or inaccuracy in or omission from any representation or warranty of the Parent under this Agreement or any certificate, schedule, statement, document or instrument furnished to the Company pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, (ii) any breach or nonfulfillment of any agreement or covenant on the part of the Parent or Acquisition Sub under this Agreement to be performed prior to, on or following the Closing Date, or (iii) any and all liabilities and obligations of the Parent and Acquisition Sub of any nature whatsoever resulting from the businesses, activities and operations of the Business or the Acquired Assets following the Closing Date (including, but not limited to, the Assumed Liabilities), except for the Retained Liabilities (each, a "Company Indemnifiable Claim").
          ---------------------------

8.4  Escrow Arrangements; Limits of Liability.
     ----------------------------------------

     (a) As partial security for the obligations of the Company pursuant to this Article VIII, the Escrow Amount shall be deposited with an escrow agent and
     ------------
shall be controlled pursuant to the terms of the Escrow Agreement.

     (b)  The liability of the Company for Damages pursuant to Section 8.2 shall
                                                               -----------
be limited to an amount equal to (A) $20,000,000 plus (B) the value of the
                                                 ----
Escrow Amount. Notwithstanding the foregoing, for claims arising after a period of six months after the Closing Date, the liability of the Company for Damages pursuant to Sections 8.2(i) or 8.2(ii) shall be limited to the Escrow Amount.
            ---------------    -------
For purposes of this Section 8.4(b), if the Escrow Amount consists of Ordinary Shares of Parent, the value of that portion of the Escrow Amount shall be computed by multiplying (x) the number of such Ordinary Shares by (y) twice the Release Price (as defined in the Escrow Agreement).

     (c)  The liability of the Parent for Damages pursuant to Section 8.3 shall
                                                              -----------
not exceed the net assets of the Company as of the date of any claim made against the Parent or

Acquisition Sub; provided that, the liability of the Parent for Damages pursuant to Sections 8.3(i) or 8.3(ii) shall be limited to an aggregate of $3,000,000.
   ---------------    -------

8.5  Further Limitations. The obligations of the Company and the Parent to
     -------------------
indemnify the Parent Indemnitees and the Company Indemnitees, respectively, pursuant to this Article VIII shall be subject to the following limitations:
                 ------------

     (a) No indemnification shall be required to be made by the Company pursuant to Sections 8.2(i) or 8.2(ii) until the aggregate amount of the Parent
            ---------------    -------
Indemnitees' Damages which the Parent Indemnitees would recover under such sections, but for this Section 8.5, exceeds $300,000 (the "Threshold Amount"),
                       -----------
after which such Parent Indemnitees shall be entitled to recover for Damages in excess of the Threshold Amount. No indemnification shall be required to be made
              ----------------
by the Parent until the aggregate amount of the Company Indemnitees' Damages which the Company Indemnitees would recover pursuant to Sections 8.3(i) or
                                                        ---------------
8.3(ii), but for this Section 8.5, exceeds the Threshold Amount, after which
-------               -----------
such Company Indemnitees shall be entitled to recover for Damages in excess of the Threshold Amount.

     (b)  The amount of any recovery by any Indemnitees pursuant to Article VIII
                                                                    ------------
shall be net of any amount received from insurance companies in respect of such claim. Indemnitees shall seek full recovery under all insurance policies covering any claims to the same extent as they would if such claims were not subject to indemnification under this Agreement. To the extent that the Company or the Parent pays any Damages due to any Indemnitees pursuant to this Article
                                                                       -------
VIII, the Company or the Parent, as applicable, shall be subrogated to all
----
rights of such Indemnitees.

     (c)  The amount of any recovery by any Indemnitees pursuant to Article VIII
                                                                    ------------
shall be net of any foreign, federal, state and/or local tax benefits inuring to such Indemnitees as a direct result of the state of facts which entitled such Indemnitees to recover from the Company or the Parent, as the case may be, pursuant to this Article VIII.
                 ------------

     (d)  Damages due to the Indemnitees pursuant to this Article VIII shall be
                                                          ------------
net of any proceeds actually received by the Indemnitees from any separate indemnification, contribution or right-over from or against or insurance proceeds actually recovered from, any person or entity who is not an affiliate of the Indemnitees. To the extent that the Company pays any Damages due to the Indemnitees pursuant to this Article VIII, the Company shall be subrogated to
                             ------------
all rights of the Indemnitees, as the case may be, described in this Section
                                                                     -------
8.5.
---

8.6  Survival of Indemnity; Indemnification Procedures; Time Limits.
     --------------------------------------------------------------

     (a) The indemnification obligations of the Company or the Parent, as the case may be (the "Indemnifying Party") pursuant to Section 8.2 shall apply only
                  ------------------               -----------
to those claims for indemnification as to which the Parent or the Company, as the case may be, on behalf of the Parent Indemnitee or the Company Indemnitee, as the case may be (the "Indemnitee"), has given written notice thereof,
                         ----------
specifying the alleged claims in reasonable detail (the "Officer's
                                                         ---------
Certificate"), pursuant to the terms of the Escrow Agreement or as set forth in
-----------
Section 8.6(b) below, on or prior to
--------------
the Expiration Date; provided that the foregoing shall not limit the liability
                     --------
of any such Indemnifying Party for Damages resulting from a Parent Indemnifiable Claim or a Company Indemnifiable Claim, as the case may be (an "Indemnifiable
                                                                -------------
Claim") incurred by any Indemnitees after the Expiration Date as long as such
-----
Indemnitees in good faith have made proper claims in accordance with the terms of this Agreement prior to the Expiration Date in respect of such Damages; provided further that only the representation or warranty giving rise to such
-------- -------
Indemnifiable Claim shall survive the Expiration Date and only with respect to the specific state of facts or circumstances giving rise to such Indemnifiable Claim as set forth in the notice given pursuant to this Section 8.4 and only
                                                        -----------
until such Indemnifiable Claim is finally determined or settled. Notwithstanding any provision of this Agreement to the contrary, claims for indemnification under Sections 8.2(iii), (iv) or (v) and 8.3(iii) shall survive the Expiration
      -----------------  ----    ---     --------
Date and shall thereafter expire on the expiration of the applicable statute of limitations. Parent and the Company agree that the indemnification procedures set forth in (i) the Escrow Agreement shall apply to all claims for Damages resulting from a Parent Indemnifiable Claim that may be satisfied by the Escrow Amount and (ii) Sections 8.6(b), (c), (d), (e), (f) and (g) below shall apply to
                ---------------  ---  ---  ---  ---     ---
all claims for Damages resulting from a Company Indemnifiable Claim and for that portion of Damages resulting from a Parent Indemnifiable Claim that exceed the Escrow Amount.

     (b) If the Company or the Parent shall deliver an Officer's Certificate in accordance with this Article VIII on behalf of an Indemnitee, the Indemnifying
                     ------------
Party shall, within thirty (30) days after receipt of the Officer's Certificate, subject to the provisions of Section 8.6(c) hereof and the other limitations set
                             --------------
forth in this Article VIII, deliver to such Indemnitee in immediately available
              ------------
funds (U.S. Dollars) an amount equal to such Damages. In the event that any facts, circumstances or events arise which could result in a Parent Indemnitee asserting an Indemnifiable Claim for Damages, Parent shall, at the Company's request, first consult prior to the delivery an Officer's Certificate to determine whether it is advisable to settle such claims with the proceeds resulting from the sale of shares out of the Escrow; provided, that the
                                                     --------
determination to settle in such manner shall be made in Parent's sole discretion and that nothing contained herein shall in any way prejudice Parent's rights under this Agreement (including, without limitation, the right to deliver an Officer's Certificate as necessary to assert an Indemnifiable Claim prior to the Expiration Period).

     (c) For a period of thirty (30) days after the receipt of such Officer's Certificate by the Indemnifying Party, the Indemnifying Party shall be entitled to review the Officer's Certificate and the basis of the Indemnifiable Claim. If the Indemnifying Party desires to dispute the Indemnifiable Claim or the Damages set forth in the Officer's Certificate, the Indemnifying Party may do so by providing written notice of such dispute to the Company or Parent, as the case may be, on behalf of the Indemnitee prior to the expiration of such thirty (30) day period.

     (d) If the Indemnifying Party shall so object in writing to any claim or claims made in any Officer's Certificate, the Indemnifying Party and the Company or Parent, as the case may be, on behalf of the Indemnitee shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Party and the Company or Parent, as the case may be, on behalf of the Indemnitee, should so agree, a memorandum setting forth such agreement shall be prepared and signed by Parent, the Company and the Indemnitee and the parties shall resolve the dispute in accordance with such memorandum. If no such agreement can be reached after good faith negotiation, either the Indemnifying Party or the Company or Parent, as the case may be, on behalf of the Indemnitee, may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or the Indemnifying Party and Parent or the Company, as the case may be, on behalf of the Indemnitee, agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. The Indemnifying Party and Parent or the Company, as the case may be, on behalf of the Indemnitee, shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall Rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement and all other Indemnitees. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

     (e) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. The fees and expenses of arbitration hereunder shall be borne by the parties so that the share of such fees and expenses of the party making the Arbitration Demand (the "Demanding Party") shall be equal to
                                          ---------------
the product of (x) and (y), where (x) is the aggregate amount of such fees and expenses, and where (y) is a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by the Demanding Party (as determined by the Arbitrators), and the denominator of which is the total value in dispute.


     (f) In the event any Indemnitee becomes aware of a third-party claim which such Indemnitee reasonably believes in good faith may result in an Indemnifiable Claim, such Indemnitee shall promptly notify the Indemnifying Party of such claim, and, provided that the Indemnifying Party acknowledges that such claim is an Indemnifiable Claim, the Indemnifying Party shall be entitled, at the Indemnifying Party's expense, to assume the defense of such claim. In the case of such assumption, the Indemnifying Party shall have the authority to negotiate, compromise and settle such claim, provided that, unless the relevant Indemnitee shall have previously agreed otherwise in writing, any compromise or settlement of such claim (i) shall include a complete release of all other claims by the third party bringing the claim against the Indemnitee, and (ii) shall not exceed the amount which the Indemnifying Party is obligated to pay, and financially capable of paying, to the Indemnitee under this Article VIII. The Indemnitee shall
                                        ------------
retain the right to employ its own counsel and to participate in the defense of any claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnitee shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. The Indemnitee may compromise or settle any claim against it at any time, but if such compromise or settlement is made without the prior written consent of the Indemnifying Party (which prior written consent may not be unreasonably withheld), the Indemnifying Party shall not be required to pay the Indemnitee in respect to any liability resulting from such compromise or settlement; provided, however, that if in the reasonable judgment of the Indemnitee it would be materially harmed or otherwise prejudiced by not entering into a proposed settlement or compromise and the Indemnifying Party withholds consent to such settlement or compromise, the Indemnitee may enter into such settlement or compromise and such settlement or compromise shall not be conclusive as to the liability of the indemnifying Party to the Indemnitee.

8.7  Indemnification Exclusive Remedy. Indemnification pursuant to the
     --------------------------------
provisions of this Article VIII shall be the exclusive remedy of the parties for
                   ------------
any misrepresentation or breach of any representation or warranty contained herein or in any certificate or other writing delivered to each party pursuant hereto or in connection herewith. The only legal action which may be asserted by any party hereto against any other party hereto with respect to any matter which is the subject of this Article VIII shall be a contract action to enforce, or to
                       ------------
recover damages for the breach of, this Article VIII. Without limiting the
                                        ------------
generality of the preceding sentence, (i) no legal action sounding in contribution, tort or strict liability may be maintained by any party hereto against any other party hereto with respect to any matter that is the subject of this Article VIII, and (ii) the parties hereby waive any and all statutory
     ------------
rights of contribution or indemnification that any of them might otherwise be entitled to under any federal, state or local law. Notwithstanding the foregoing or any provision of this Agreement to the contrary, no party shall be prohibited from commencing an action for fraud or for injunctive relief or specific performance.

8.8  Insurance Substitution. In the event that the Company is able to obtain
     ----------------------
insurance coverage from an insurance company of national reputation that provides, at no additional cost to Parent or its affiliates, the substantive equivalent of the security provided by the holding of the Escrow Amount in escrow, Parent shall review such policy and, in Parent's reasonable discretion, Parent, in the exercise of good faith, will consider releasing all or part of the Escrow Amount in exchange for being made the beneficiary of such insurance coverage.

                                  ARTICLE IX

                            NONCOMPETITION AGREEMENT
                            ------------------------


9.1  Noncompetition Agreement.

     (a) Neither the Company nor any of its direct or indirect subsidiaries or its direct or indirect parents (the "Restricted Parties") shall, for the two (2)
                                     ------------------
year period following the Closing (the "Restricted Period"), do any of the
                                        -----------------
following, directly or indirectly, in the United States (the "Restricted Area")
                                                              ---------------
without the prior written consent of Parent:

           (i) engage or participate in any business similar or related to, or otherwise competitive with, the Business (a "Competing Business");
                                                ------------------

           (ii) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant or otherwise) any Person engaged in any Competing Business; provided, that any of the Restricted Parties may hold up to 5% of the outstanding securities of any class of any publicly-traded securities of any Person engaged in any Competing Business;

           (iii) solicit or call on, either directly or indirectly, (A) for purposes of selling services, goods or products competitive with services, goods or products offered or sold by the Company, any customer with whom the Company shall have dealt at any time in the twelve (12) months prior to the Restricted Period or during the Restricted Period; or (B) any supplier in or related to the Business with whom the Company shall have dealt at any time in the twelve (12) months prior to the Restricted Period or during the Restricted Period;

           (iv) directly or indirectly, influence or attempt to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

           (v) directly or indirectly influence or attempt to influence any Person to either (A) terminate or modify his or her employment, consulting, agency, distributorship or other arrangement with the Company, or (B) employ or retain, or cause to have any other Person employ or retain, any Person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company (i) at any time in the six (6) months before the Restricted Period or (ii) during the Restricted Period until the expiration of twelve (12) months from the date such Person ceases to have been employed or retained by the Company.

     (b) Each of the Restricted Parties acknowledges that the covenants of this Section are included herein to induce the other parties hereto to enter into and consummate the transactions contemplated herein. Each of the Restricted Parties acknowledges that the duration and geographic limitation contained in this
Section is reasonable given the nature of this Agreement.

     (c) If any court of competent jurisdiction determines that any of the Restrictive Covenants (as defined below) or the Restricted Area, or any part thereof, are unenforceable for any reason such court shall have the power to reduce or reform the duration, size or scope of such provision, as the case may be, and, in its reduced or reformed state, such provision shall then be enforceable as permitted by applicable law.

     (d) If any of the Restricted Parties, willfully or otherwise, breaches, or threatens to commit a breach of, any of the provisions contained in this Section (the "Restrictive Covenants"), the Parent and the Acquisition Sub shall have the
      ---------------------
right and remedy of injunctive or other equitable relief and to (i) have the Restrictive Covenants specifically enforced by any court having competent jurisdiction, without the necessity of posting a bond, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Parent and/or Acquisition Sub and that money damages would not provide an adequate remedy to the Parent and/or the Acquisition Sub and/or (ii) require such Restricted Party to account for and pay over all compensation, profits, monies, accruals, increments or other benefits derived or received by such Restricted Party as the result of any action constituting such breach of the Restricted Covenants including, but not limited to, reasonable attorney's fees. These rights and remedies will be in addition, to and not in lieu of, any other rights and remedies available to the Company and the non-breaching parties hereto under law or equity or under this Agreement.


                                   ARTICLE X

                                  TERMINATION
                                  -----------


10.1  Termination of Agreement. This Agreement may be terminated at any time
      ------------------------
prior to the Closing as provided below:

      (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

      (b) the Parent or the Company may terminate this Agreement by giving written notice to the other Party if: (i) the Closing Date has not occurred by December 31, 2000 (provided that the right to terminate this Agreement under this clause 10.1(b) shall not be available to any party whose willful failure to
     --------------
fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

      (c) the Parent or acquisition Sub may terminate this Agreement by giving written notice to the Company at any time prior to the Closing if neither Parent nor Acquisition Sub is in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement with respect to the Subsidiary or a breach of any representation, warranty, covenant or agreement contained in Sections 3.1, 3.3(d), 3.4, 3.5, 3.12(b) and 3.13 of
                          --------------------  ---  ---  -------     ----
this Agreement with respect to the Company on the part of the Company and as a result of such breach the condition set forth in Section 7.2(a) or 7.2(b), as
                                                         ------    ------
the case may be, would not then be satisfied; provided, however, that if such
                                              --------  -------
breach is curable by the Company within thirty (30) days through the exercise of its commercially reasonable efforts, then for so long as the Company continues to exercise such commercially reasonable efforts Parent and Acquisition Sub may not terminate this Agreement under this Section 10.1 unless such breach has not
                                        ------------
been cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

      (d) the Company may terminate this Agreement by giving written notice to the Parent and Acquisition Sub at any time prior to the Closing if the Company is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in Sections 4.1, 4.3 and 4.4 this Agreement on the part of Parent or Acquisition
   ------------  ---     ---
Sub and as a result of such breach the condition set forth in Section 7.3(a) or
                                                              --------------
7.3(b), as the case may be, would not then be satisfied; provided, however, that
------                                                   --------  -------
if such breach is curable by Parent or Acquisition Sub within thirty (30) days through the exercise of its commercially reasonable efforts, then for so long as Parent or Acquisition Sub continues to exercise such commercially reasonable efforts the Company may not terminate this Agreement under this Section 10.1
                                                                ------------
unless such breach has not been cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured); or


      (e) the Parent or Acquisition Sub may terminate this Agreement at any time, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Acquisition Sub's ownership or operation of all or any material portion of the Business or the Acquired Assets, or (ii) compel the Parent or Acquisition Sub to dispose of or hold separate all or a material portion of the Business or the Acquired Assets or other businesses or assets of the Parent or Acquisition Sub as a result of the Acquisition.

10.2  Effect of Termination. In the event of termination of this Agreement as
      ---------------------
provided in Section 10.1, this Agreement shall forthwith become void and, there
            ------------
shall be no liability or obligation on the part of Parent, Acquisition Sub or the Company, or their respective officers, directors or shareholders; provided
                                                                      --------
that each party shall remain liable for any breaches of this Agreement prior to
----
its termination; and provided further that, the provisions of Sections 6.3 and
                     -------- -------                         ------------
11.10 and Article VIII of this Agreement shall remain in full force and effect
-----     ------------
and survive any termination of this Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------


11.1  No Third-Party Beneficiaries. Except as expressly provided in this
      ----------------------------
Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.2  Entire Agreement. This Agreement (including the Disclosure Schedule and
      ----------------
other documents referred to herein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

11.3  Succession and Assignment. This Agreement shall be binding upon and inure
      -------------------------
to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder by operation of law or otherwise without the prior written approval of each other Party; provided, however, that
                                                        --------  -------
Parent or Acquisition Sub may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Parent and Acquisition Sub nonetheless shall remain responsible for the performance of all of its obligations hereunder).

11.4  Counterparts. This Agreement may be executed, including by facsimile
      ------------
signature, in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.5  Headings. The Section headings contained in this Agreement are inserted
      --------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6  Notices. All notices, requests, demands, claims, and other communications
      -------
hereunder will be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days following its delivery by facsimile. All notices shall be addressed to the intended recipient as set forth below:

If to the Company:    Globeset, Inc.
                      c/o William Archibald
                      7819 Cheno Cortina Trail
                      Austin, Texas  78769
                      Telephone:     512-427-5100
                      Facsimile:     512-427-5101

With a Copy to:       Jenkens & Gilchrist
                      600 Congress Avenue, Suite 2200
                      Austin, Texas  78701
                      Attn:  J. Rowland Cook
                      Telephone:     512-499-3821
                      Facsimile:     512-404-3520

If to the Parent or
Acquisition Sub:      Trintech Group PLC
                      c/o Trintech Inc.
                      2755 Campus Drive, Suite 220
                      San Mateo, CA  94403
                      Attn: Chief Operating Officer
                      Telephone:     (650) 227-7000
                      Facsimile:     (650) 227-7100

With a Copy to:       Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Attn:  Steven V. Bernard, Esq.
                      Telephone:     (650) 493-9300
                      Facsimile:     (650) 461-5375

     Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

11.7   Governing Law. This Agreement shall be governed by, and construed and
       -------------
enforced in accordance with, the internal laws of the State of Delaware.

11.8   Amendments and Waivers. No amendment of any provision of this Agreement
       ----------------------
shall be valid unless the same shall be in writing and signed by the Parent, Acquisition Sub and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.9   Severability. In the event that any provision of this Agreement or the
       ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.10  Expenses. Whether or not the Acquisition is consummated, all fees and
       --------
expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Collateral Documents and the transactions contemplated hereby and thereby, shall be the obligation of the respective party incurring such fees and expenses.

11.11  Construction. The Parties have participated jointly in the negotiation
       ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, which is legally binding. Words using the singular or plural number also include the plural or singular number, respectively.

11.12  Incorporation of Exhibits and Schedules. The Exhibits and Schedules
       ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

11.13  Specific Performance. Each of the Parties acknowledges and agrees that
       --------------------
the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.15 below), in addition
                                               -------------
to any other remedy to which it may be entitled, at law or in equity.

11.14  Other Remedies. Except as otherwise provided herein, any and all remedies
       --------------
herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other

                                                                  Execution Copy

remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

11.15  Submission to Jurisdiction. Each of the Parties irrevocably consents to
       --------------------------
the exclusive jurisdiction and venue of any state or federal court sitting in San Mateo County, California or in any federal court sitting in Travis County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that, except as otherwise provided in Section 6.10, all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    TRINTECH GROUP PLC


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

                                    TRINTECH TECHNOLOGIES LIMITED


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:


                                    GLOBESET, INC.


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:



                   [ASSET PURCHASE AGREEMENT SIGNATURE PAGE]

                                   EXHIBIT G
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (the "Agreement") is entered into as of the ___th day of December 2000 by and among TRINTECH GROUP PLC, a public limited company organized under the laws of the Republic of Ireland ("Trintech" or "Parent"), and GLOBESET, INC., a Delaware company (the "Company") (collectively, the "Parties").

                                R E C I T A L S

     WHEREAS, the Parties are entering into the Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which Parent's wholly owned subsidiary, Trintech Technologies Limited ("Acquisition Sub") will purchase (the "Acquisition") certain of the Company's assets and shall assume certain liabilities as set forth in the Purchase Agreement;

     WHEREAS, as a condition to its entering into the Purchase Agreement, the Company has required that the Parent grant it the rights contained herein; and

     WHEREAS, as an inducement to the Parent to enter into the Purchase Agreement, the Company has granted Trintech certain rights herein;

     NOW, THEREFORE, in reliance on the foregoing recitals, and in and for the mutual covenants and consideration set forth herein, the Parties hereto agree as follows:

     1.  Registration Rights.
         -------------------

         1.1  Definitions. As used in this Agreement, the following terms shall
              -----------
have the following respective meanings;

              (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

              (b)  The term "Registrable Securities" means all of the following:
(i) all of Parent's Ordinary Shares issued to the Company pursuant to the Purchase Agreement, (ii) all Ordinary Shares issued or issuable in respect of the shares referred to in (i) above as a result of a share split, share dividend, recapitalization or similar event and (iii) all American Depositary Shares representing the Ordinary Shares referred to in (i) and (ii) above, provided, however, that such securities shall no longer be treated as Registrable Securities if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction registered with the SEC, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale or (C) in the opinion of counsel to the Parent, all such securities are available for sale within a three-month period pursuant to Rule 144 promulgated under the Securities Act.

              (c) The term "Non-Escrowed Shares" means the Ordinary Shares of the Parent issued to the Company pursuant to the Purchase Agreement that are not held in escrow pursuant to that certain Escrow Agreement (the "Escrow Agreement") by and among the parties to the Purchase Agreement.

              (d) The term "SEC" means the U.S. Securities and Exchange Commission.

              (e) The term "Registration Expenses" shall mean all expenses incurred by the Parent in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees and blue sky fees and expenses, but excluding, without limitation, the fees and disbursements of counsel retained by the Company and underwriting discounts and commissions and applicable stamp duties and transfer taxes, if any.

              (f) The term "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

              (g) The term "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         1.2  Piggyback Registration.
              ----------------------
              (a) If at any time hereafter the Parent shall determine to register any of its securities for its own account or for the account of any other holder of securities of the Parent, the Parent will:

                   (1) promptly give to the Company written notice thereof; and

                   (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests by the Company, made within ten (10) days after such written notice has been given by the Parent, except as set forth in subsection 1.2(b) below.

              (b)  Underwriting. The right of the Company to registration
                   ------------
pursuant to this Section 1.2 shall be conditioned upon the Company's participation in such underwriting and the inclusion of the Company's Registrable Securities in the underwriting to the extent provided herein. The Company shall (together with the Parent and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Parent. Notwithstanding any other provision of this Section 1.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude up to 100% of the Registrable Securities to be included in such registration. In the event of any such limitation or exclusion of Registrable Securities, the Parent shall so advise all holders of securities which would otherwise be registered and underwritten pursuant hereto or any agreement of the Parent (whether or not in writing), and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: first, to the Parent and all holders requesting registration pursuant to registration rights existing prior to the date of this agreement and second, to the Company. If the Company disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Parent and the underwriter. Such withdrawn Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration statement, or such other shorter period of time as the underwriters may require.

              (c)  Right to Terminate Registration. The Parent shall have the
                   -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 1.2 prior to the effectiveness of such registration whether or not the Company has elected to include securities in such registration.

              (d)  Termination of Registration Rights. The registration rights
                   ----------------------------------
contained in Section 1.2 shall terminate on the second anniversary of the closing of the Acquisition.

         1.3  Demand Registration.
              -------------------

              (a) As of the Closing of the Purchase Agreement (as defined therein) the Company shall be entitled to have the Parent effect one (1) demand registration of Registrable Securities then owned by the Company. A request for such registration (a "Registration Request") must be made in writing. The Parent shall use all commercially reasonable efforts to cause the Registrable Securities specified in such Registration Request to be registered as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall prepare and file a registration statement on Form F-3 (or Form F-1 if the Parent is not eligible to use Form F-3) pursuant to Rule 415 promulgated under the Securities Act to effect such registration. Such registration statement shall contain such required information pursuant to the rules and regulations promulgated under the Securities Act and such additional information as deemed necessary by the managing underwriter or if there is no managing underwriter, as deemed reasonably necessary by mutual agreement between the Company and the Parent. Such Registration Request shall (i) specify the number of shares intended to be offered and sold; (ii) express the present intention of the Company to offer or cause the offering of such shares for distribution; (iii) describe the nature or method of the proposed offer and sale thereof; and (iv) contain the undertaking of the Company to provide all such information and materials and take all such action as may be required in order to permit the Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. The Parent shall not be obligated to effect a registration if it delivers a notice to the Company within thirty (30) days after receipt of a Registration Request of its intent to file a registration statement for a follow-on offering within ninety (90) days after the date of such notice. Notwithstanding the foregoing, if the Parent shall furnish to the Company a certificate signed by a duly authorized officer of the Parent stating that in the good faith judgment of the Board of Directors of the Parent it would be detrimental to the Parent for such requested registration statement to be filed on or before the date filing would be required, then the Parent shall be entitled to postpone filing of the registration statement for one period of up to ninety (90) days.

              (b)  Inclusion of Additional Shares. The Parent may include in a
                   ------------------------------
registration pursuant to this Section 1.3 securities for its own account and by other third parties (including officers and employees of the Parent), in amounts as determined by the Parent's Board of Directors, provided that, if the underwriters, if any, notify the Parent in writing that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude up to 100% of the securities requested to be registered for the account of the Parent or such other third parties. To the extent the Parent includes securities for its own account or held by other parties in such registration statement, the Parent shall take all actions it deems necessary or advisable in order to ensure that securityholders of the Parent, whether or not holding contractual registration rights, shall not have the right to exclude from any registration initiated pursuant to this Section 1.3 any Registrable Securities with respect to which the Company has requested registration.

         1.4  Obligations of the Parent.
              -------------------------

              (a) Whenever the Parent is required by the provisions of this Agreement to use all reasonable efforts to effect the registration of the Registrable Securities, unless otherwise provided in this Agreement, the Parent shall (i) prepare and, as soon as possible, file with the SEC a registration statement with respect to the Registrable Securities, and use all commercially reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of the sale of all of the Registrable Securities so registered or the second anniversary of the closing of the Acquisition (the "Registration Period"); (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the expiration of the Registration Period; (iii) furnish to the Company such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirement of the Securities Act, as the Company may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Parent shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use all commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as the Company shall reasonably request, maintain any such registration or qualification current until the expiration of the Registration Period, and take any and all other actions reasonably necessary to enable the Company to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where the Company desires to effect such sales or other disposition, provided that the Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any jurisdiction where it has not been previously qualified.

              (b) The Parent shall notify the Company (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of such registration statement for amendments or supplements to such registration statement or related prospectus or for additional information relating to the registration statement; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the Parent's receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (v) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon the happening of any event (A) of the kind described in clauses (ii), (iii),
                                                        ------------  -----
(iv), or (v) hereof or, (B) that, in the good faith judgment of the Parent's
----     ---
Board of Directors, renders it advisable to suspend use of the prospectus due to pending corporate developments, public filings with the SEC or similar events, the Parent may suspend use of the prospectus on notice to the Company; provided,
                                                                       --------
however, that with respect to the events described in clauses (A)(v) or (B) of
-------                                               --------------    ---
this sentence, no such suspensions shall be longer than 90 days in the aggregate in any one year period. Upon such suspension of the prospectus, the Company shall discontinue disposition of Registrable Securities covered by such registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Company or until the Company is advised in writing by the Parent that the use of the applicable prospectus may be resumed and, if so directed, the Company will deliver to the Parent (at the Parent's expense) all copies, other than permanent file copies then in the Company's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. During the Registration Period, the Parent shall fully comply with the rules and regulations promulgated under the Securities Act with respect to shelf Registration Statements pursuant to Rule 415 of the Securities Act and upon the occurrence of any event contemplated by clause (v),
                                                                    ----------
except as otherwise permitted by this Section 1.4(b), promptly (and in no event
                                      --------------
more than fifteen (15) days after such event) prepare a supplement or post-effective amendment to such registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.5  Lockup Agreement. In consideration for the Parent's agreeing to
              ----------------
its obligations under this Section 1 and as an inducement to the Parent to enter into the Purchase Agreement, the Company agrees that, until a date twelve calendar months after the closing date of the Acquisition, the Company shall not sell, contract to sell, make any short sale of, transfer, loan, dividend, grant any option for the purchase of or otherwise dispose of (each, a "Transfer") any of the Ordinary Shares of the Parent issued to the Company pursuant to the Purchase Agreement (or any Ordinary Shares issued or issuable in respect of such shares as a result of a share split, share dividend, recapitalization or similar event). The foregoing restriction is expressly agreed to preclude the Company from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Transfer of such securities during the twelve-month period even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such securities. Notwithstanding the foregoing, the Company shall be permitted to (i) Transfer Ordinary Shares held in escrow pursuant to the Escrow Agreement in accordance with the terms of the Escrow Agreement and (ii) Transfer up to twenty-five percent (25%) of the Non-Escrowed Shares in any three-month period.

         1.6  Expenses of Registration. Where permitted by Irish law, the Parent
              -------------------------
shall pay all of the reasonable out-of-pocket expenses incurred in connection with any registration statements that are initiated pursuant to this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of the Parent's outside counsel and independent accountants and any applicable transfer taxes or stamp duties. Any underwriting discounts or selling commissions applicable to the Registrable Securities registered on behalf of the Company and any fees and expenses of legal or financial advisors to the Company shall be borne by the Company.

         1.7  Indemnification.
              ---------------

              (a)  The Parent. The Parent will indemnify the Company, each of
                   ----------
its officers and directors, and each person controlling the Company within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any prospectus or registration statement under which Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any omission or alleged omission to state in any such registration statement or amendment a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any omission or alleged omission to state in any such prospectus or supplement a material fact necessary to make the statements therein, in light of the circumstances which they were made, not misleading, and will reimburse the Company, each of its officers and directors, and each person controlling the Company, each such underwriter and each person who controls any such underwriter, for any reasonable legal expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Parent will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with information furnished to the Parent by or on behalf of the Company or underwriter for use therein.

              (b)  The Company. The Company will indemnify the Parent, each of
                   -----------
its officers and directors, and each person controlling the Parent within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any prospectus or registration statement under which Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any omission or alleged omission to state in any such registration statement or amendment a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission to state in any such prospectus or supplement a material fact necessary to make the statements therein, in light of the circumstances which they were made, not misleading, and will reimburse the Parent, each of its officers and directors, and each person controlling the Parent, each such underwriter and each person who controls any such underwriter, for any reasonable legal expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will be liable in any such case only to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with information furnished to the Parent by or on behalf of the Company for use therein.

              (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but rather in such case shall pay the reasonable expenses of a separate lawyer for the Indemnified Party, as incurred. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

              (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Parent or the Company, or any controlling person of the Parent or the Company, makes a claim for indemnification pursuant to this Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of the Parent, the Company or any such controlling person in circumstances for which indemnification is provided under this Section 1.7, then, and in each such case, the Parent and the Company will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Company is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Parent is responsible for the remaining portion; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         1.8  Information by Holder. As a condition to the obligation of the
              ---------------------
Parent to register Registrable Securities under this Agreement, the Company shall promptly furnish to the Parent such information regarding the Company, the Registrable Securities held by the Company and the distribution proposed by the Company as the Parent may request and as shall be required in connection with any registration, qualification or compliance referred to herein.

     2.  General.
         -------

         2.1  Waivers, Amendments, Assignments. The obligations of the Parent
              --------------------------------
and the rights of the Company under this Agreement may be waived, amended, assigned or delegated only by a written document duly executed on behalf of the Parent and the Company.

         2.2  Governing Law. This Agreement shall be governed in all respects by
              -------------
the of the State of Delaware, and the parties hereto hereby submit to the exclusive jurisdiction of any state or federal court sitting in the County of San Mateo, California or in Travis County, Texas.

         2.3  Successors. The provisions hereof shall inure to the benefit of,
              ----------
and be binupon, the successors and administrators of the parties hereto.

         2.4  Entire Agreement. This Agreement and the other documents delivered
              ----------------
purshereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

         2.5  Notices, etc. All notices and other communications required or
              ------------
permitted hereushall be in writing and shall be deemed received five (5) days after being mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, or three (3) days after being deposited with a recognized international express courier service, or upon delivery if delivered by telex or facsimile (with confirmation of receipt of such telex or facsimile) or by hand, addressed (A) if to the Company, 9606 North Mopac, Suite 100, Austin, Texas 78759, Attention: President (fax: 512-427-5101), or at such other address as the Company shall have furnished to the Parent in writing, with a copy to Jenkens & Gilchrist, 600 Congress Avenue, Austin, Texas 78701, Attn:
Rowland Cook (fax: 512-404-3520), or (B) if to the Parent, at Trintech Group PLC, Trintech Building, South County Business Park, Leopardstown, Dublin 18, Ireland, Attention: Chief Financial Officer (fax: 011-353-1-207-4300), or at such other address as the Parent shall have furnished to the Company in writing, with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94034, Attn: Steven V. Bernard (fax: 650-461-5375).

         2.6  Severability. In case any provision of this Agreement shall be
              ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         2.7  Titles and Subtitles. The titles of the sections and subsections
              --------------------
of this Agreeare for convenience of reference only and are not to be considered in construing this Agreement.

         2.8  Counterparts. This Agreement may be executed in any number of
              ------------
counterpaeach of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be validly executed and delivered by documents transmitted by facsimile (fax) equipment.


                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date written above.



PARENT:                             TRINTECH GROUP PLC

                                    By:
                                       -----------------------------------------
                                    John McGuire, Chief Executive Officer



COMPANY:                            GLOBESET, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title: